Filed Pursuant to Rule 424(b)(5)
Registration No. 333-285135

PROSPECTUS SUPPLEMENT

(To Prospectus dated March 6, 2025)

Up to $98,000,000 of Common Stock

C3IS INC.

We have entered into an At-The-Market Issuance Sales Agreement (the “Sales Agreement”) with Aegis Capital Corp. (the “Sales Agent”) as our sales agent, relating to our common shares, par value $0.01 per share (“common shares”), offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may, through the Sales Agent, offer and sell from time to time our common shares, having an aggregate offering amount of up to $98,000,000 (the “Aggregate Offering Amount”).

Sales of our common shares, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the Nasdaq Capital Market (“Nasdaq”) or another market for our common shares, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at negotiated prices, or as otherwise agreed with the Sales Agent in any other method permitted by law. Subject to the terms and conditions of the Sales Agreement, the Sales Agent is not required to sell any specific amount of common shares, but will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell on our behalf all of the designated shares. We may instruct the Sales Agent not to sell any shares if the sales cannot be effected at or above the price designated by us in any such instruction. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

We will pay the Sales Agent a commission equal to 2.0% of the Aggregate Offering Amount sold by the Sales Agent pursuant to the Sales Agreement. In connection with the sale of our common shares on our behalf, the Sales Agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Sales Agent may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Our common shares are listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “CISS”. On February 23, 2026, the closing price for our common shares as reported on the Nasdaq was $1.86 per share.

Investing in our common shares involves a high degree of risk and uncertainty. See “Risk Factors” beginning on page S-10 of this prospectus supplement, and page 1 of the accompanying base prospectus, and in our annual report on Form 20-F for the fiscal year ended on December 31, 2024, filed with the U.S. Securities and Exchange Commission, or the Commission, on April 28, 2025, or our “Annual Report” which is incorporated by reference herein, to read about the risks you should consider before purchasing our common shares.

None of the Commission, any state securities commission, or any other regulatory body has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

Sole Sales Agent

Aegis Capital Corp.

The date of this prospectus supplement is February 25, 2026.

PROSPECTUS SUMMARY

BASE PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the Commission, utilizing a “shelf” registration process.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering described herein and the securities offered hereby, and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus.

The second part, the base prospectus, gives more general information about securities we may offer from time to time, some of which do not apply to this offering. Generally, when we refer only to the prospectus, we are referring to both parts combined, and when we refer to the accompanying base prospectus, we are referring to the base prospectus.

If the description of this offering varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information contained in this prospectus supplement. This prospectus supplement, the accompanying base prospectus and the documents incorporated into each by reference include important information about us, our common shares being offered and other information you should know before investing. You should read this prospectus supplement and the accompanying base prospectus together with the additional information described under the heading “Where You Can Find Additional Information” and “Information Incorporated by Reference” before investing in our common shares.

We have authorized only the information contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus, and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not, and the Sales Agent has not, authorized anyone to provide you with information that is different. We and the Sales Agent take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell our common shares only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference in the prospectus is accurate only as of the date such information was issued, regardless of the time of delivery of the prospectus or the date of any sale of our common shares.

Unless otherwise indicated, all references to “dollars” and “$” in this prospectus supplement are to, and amounts presented in, United States dollars and financial information presented in this prospectus supplement that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Matters discussed in this prospectus supplement may constitute forward-looking statements. The Private Securities Litigation Reform Act of 1995, or the PSLRA, provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are statements other than statements of historical facts.

C3is Inc. desires to take advantage of the safe harbor provisions of the PSLRA and is including this cautionary statement in connection with this safe harbor legislation. This prospectus supplement and any other written or oral statements made by us or on our behalf may include forward-looking statements, which reflect our current views with respect to future events and financial performance, and are not intended to give any assurance as to future results. When used in this prospectus supplement, statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “anticipate”, “believe”, “expect”, “intend”, “estimate”, “target”, “forecast”, “project”, “plan”, “potential”, “continue”, “possible”, “likely”, “may”, “could”, “should”, and similar expressions, terms, or phrases may identify forward-looking statements.

The forward-looking statements in this prospectus supplement are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies that are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise. In addition to these assumptions and matters discussed elsewhere herein and in the documents incorporated by reference herein, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include the following:

•	future operating or financial results;

•

global and regional economic and political conditions including the conflict in Ukraine and related sanctions and tensions in the Middle East, tariffs imposed by the U.S. and other countries and future oil prices and production;

•	pending or recent acquisitions, business strategy and expected capital spending or operating expenses;

•	future supply and demand for crude oil, refined petroleum products and drybulk cargoes;

•	competition in the marine transportation industry, including, in particular, the drybulk and tanker sectors;

•	shipping market trends, including charter rates, factors affecting supply and demand and world drybulk carrier and tanker fleet composition;

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potential disruption of shipping routes due to accidents, diseases, pandemics, political events, piracy or acts by terrorists, including the conflicts in Ukraine and Gaza and the Houthi attacks in the Red Sea and the Gulf of Aden and the related global response;

•	ability to employ our vessels profitably;

•	performance by the counterparties to our charter agreements;

•

our financial condition and liquidity, including our ability to obtain financing in the future to fund capital expenditures, acquisitions and other general corporate activities, and the terms of such financing;

•	our ability to comply with covenants set forth in any future financing arrangements;

•	performance by the shipyards constructing any newbuilding vessels we order; and

•	expectations regarding vessel acquisitions and dispositions.

You should not place undue reliance on forward-looking statements contained in this prospectus supplement because they are statements about events that are not certain to occur as described or at all. All forward-looking statements in this prospectus supplement are qualified in their entirety by the cautionary statements contained in this prospectus supplement.

Any forward-looking statements contained herein are made only as of the date of this prospectus supplement, and except to the extent required by applicable law or regulation we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all or any of these factors. Further, we cannot assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a Republic of the Marshall Islands corporation and our principal executive offices are located outside the United States. All of the directors, officers and our independent registered public accounting firm reside outside the United States. In addition, substantially all of our assets and the assets of certain of our directors, officers and our independent registered public accounting firm are located outside the United States. As a result, it may not be possible for you to serve legal process within the United States upon us or any of these persons. It may also not be possible for you to enforce, both in and outside the United States, judgments you may obtain in United States courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws.

Furthermore, there is substantial doubt that courts of such jurisdictions would enforce judgments of U.S. courts obtained in actions against us, our directors or officers and such experts based upon the civil liability provisions of applicable U.S. federal and state securities laws or would enforce, in original actions, liabilities against us, our directors or officers and such experts based on those laws.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information that appears elsewhere in this prospectus or in the documents incorporated by reference herein and is qualified in its entirety by the more detailed information, including the financial statements that appear in the documents incorporated by reference. This summary may not contain all of the information that may be important to you. As an investor or prospective investor, you should review carefully the entire prospectus supplement, including the risk factors, and the more detailed information that is included herein and in the documents incorporated by reference herein.

Unless otherwise indicated, references to “C3is,” the “Company,” “we,” “our,” “us” or similar terms refer to the registrant, C3is Inc., and its subsidiaries, except where the context otherwise requires. We use the term deadweight tons, or dwt, expressed in metric tons, each of which is equivalent to 1,000 kilograms, in describing the size of our vessels. Unless otherwise indicated, all references to “U.S. dollars,” “dollars,” “U.S. $” and “$” in this prospectus are to the lawful currency of the United States of America. All share amounts reflect the 1-for-20 reverse split of our common stock effected by the Company on January 25, 2026 at 11:59 pm Eastern time..

C3is Inc. was incorporated under the laws of the Republic of the Marshall Islands on July 25, 2022 to serve as the holding company of two subsidiaries, each owning one of the drybulk carriers in our initial fleet, that Imperial Petroleum Inc. (“Imperial Petroleum”) subsequently contributed to us in connection with the Spin-Off (as defined below), together with $5,000,000 in cash as working capital, in return for our Common Shares and Series A Convertible Preferred Stock. On June 21, 2023, Imperial Petroleum distributed all of our outstanding shares of common stock, par value $0.01 per share (“Common Shares”), to its stockholders and warrantholders, which completed our separation from Imperial Petroleum (the “Spin-Off” or the “Spin-Off Distribution”).

Overview

We are a provider of international seaborne transportation services to drybulk charterers, including major national and private industrial users, commodity producers and traders. As of the date of this prospectus, we own and operate a fleet of three drybulk carriers that transport major bulks such as iron ore, coal and grains, and minor bulks such as bauxite, phosphate and fertilizers, and one Aframax crude oil tanker that transports crude oil. We have also entered into two Memoranda of Agreement for the acquisition of two MR product tankers, both built in South Korea in 2008 and 2011, for a purchase price of $16.88 million for the 2008-built tanker and $22.90 million for the 2011-built tanker. The vessels are expected to be delivered between and first and third quarters of 2026. Upon delivery of these vessels, and assuming no other vessel acquisitions or dispositions, the total cargo carrying capacity of our fleet will be 310,667 dwt.

Upon the completion of the Spin-Off on June 21, 2023, we began operating as a separate company from Imperial Petroleum, the Nasdaq-listed ship-owning company serving the petroleum products, crude oil and drybulk sectors of the international shipping industry, of which we were previously a part.

Our Fleet

As of February 15, 2026, the profile and deployment of our fleet is the following:

Name	Year Built	Country Built	Vessel Size (dwt)	Vessel Type	Special Survey Timing	Employment Status	Daily Charter Rate	Expiration of Charter
Drybulk Carriers
Eco Bushfire	2011	Japan	32,000	Handysize drybulk carrier	Q2 2026	Time Charter	$12,500	Feb 2026
Eco Angelbay	2009	Japan	32,000	Handysize drybulk carrier	Q2 2027	Time Charter	$19,000	Feb 2026
Eco Spitfire	2012	Japan	33,664	Handysize drybulk carrier	Q2 2027	Time Charter	$13,000	Mar 2026
Tanker
Afrapearl II	2010	Korea	115,804	Aframax oil tanker	Q3 2028	Spot
San Remo*	2008	Korea	50,000	MR product tanker	Q3 2026
Clean Fury*	2011	Korea	47,203	MR product tanker	Q1 2026

Corporate Information

C3is Inc. is a holding company existing under the laws of the Republic of the Marshall Islands. Our principal executive offices are located at 331 Kifissias Avenue, Kifissia 14561 Athens, Greece. Our telephone number from the United States is 011 30 210 625 0001. Our website is http://c3is.pro. The information on or linked to on our website is not a part of this prospectus.

Other Information

Because we are incorporated under the laws of the Republic of the Marshall Islands, you may encounter difficulty protecting your interests as shareholders, and your ability to protect your rights through the U.S. federal court system may be limited. Please refer to the sections entitled “Risk Factors” and “Service of Process and Enforcement of Civil Liabilities” for more information.

Implications of Being a Foreign Private Issuer

We are a “foreign private issuer” subject to reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as a non-U.S. company with foreign private issuer status. As a “foreign private issuer,” we are subject to different U.S. securities laws than U.S. domestic issuers. See “Where You can Find More Information.”

Implications of Being an “Emerging Growth Company”

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”). As such, we are eligible, for up to five years, to take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not emerging growth companies. These exemptions include:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”); and

•

our auditor not being required to comply with the requirement in Public Company Accounting Oversight Board Auditing Standard 3101, The Auditor’s Report on an Audit of Financial Statements When the Auditor Expresses an Unqualified Opinion, to communicate critical audit matters in the auditor’s report.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the completion of the Spin-Off Distribution, such earlier time that we are no longer an emerging growth company. As a result, we do not know if some investors will find our Common Shares less attractive. The result may be a less active trading market for our Common Shares, and the price of our Common Shares may become more volatile.

We will remain an emerging growth company until the earliest of: (i) the last day of the first fiscal year in which our annual gross revenues exceed $1.235 billion; (ii) December 31, 2028; (iii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Common Shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (iv) the date on which we have issued more than $1 billion in non-convertible debt securities during any three-year period.

In addition, the JOBS Act provides that an “emerging growth company” can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to avail ourselves of this exemption, and therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

THE OFFERING

Common shares outstanding as of February 24, 2026	2,691,242 common shares

Common Shares offered by us	Shares of our common stock having an aggregate offering price of up to $98,000,000.

Common shares outstanding immediately after the offering(1)	Up to 55,379,414 shares, assuming sales of 52,688,172 shares of our common stock in this offering at an offering price of $1.86 per share, which was the last reported sale price of our common stock on The Nasdaq Capital Market on February 23, 2026. The actual number of shares of common stock issued will vary depending on the sales price under this offering

Manner of Offering	“At the market offering” that may be made from time to time on The Nasdaq Capital Market or such other national securities exchange on which our common stock is then listed, through our sales agent, Aegis Capital Corp. See the section entitled “Plan of Distribution” on page S-20 of this prospectus.

Use of proceeds	We intend to use the net proceeds from the sale of the securities offered by this prospectus supplement for working capital and general corporate purposes, which may include payment of part of the purchase price of the two MR product tankers for which we have contracted. We may choose to raise less than the maximum $98,000,000 in gross offering proceeds permitted by this prospectus supplement. See “Use of Proceeds”.

Risk factors	Investing in our common shares is highly speculative and involves a high degree of risk. See “Risk Factors” beginning on page S-10 of this prospectus supplement and page 1 of the accompanying base prospectus and in our Annual Report, starting on page 3 thereof, which is incorporated by reference herein, to read about the risks you should consider before purchasing our common shares.

Listing	Our common shares currently trade on the Nasdaq under the symbol “CISS”.

(1)	The number of Common Shares to be outstanding after this offering is based on 2,691,242 Common Shares outstanding as of February 24, 2026 and excludes as of such date:

•

9,913,422 Common Shares issuable upon conversion of the 600,000 shares of Series A Convertible Preferred Stock which are convertible into our Common Shares at a conversion price currently equal to $1.5131. The conversion price will be further adjusted to the lowest price of issuance of Common Shares by the Company in any registered offering of Common Shares after the original issuance of Series A Convertible Preferred Shares, including in relation to this offering.

•	158 Common Shares issuable upon the exercise of outstanding Class A Warrants with an exercise price of $31,500.00 per share.

•

105,470 Common Shares issuable upon the exercise of outstanding Class B-1 Warrants with an exercise price of $1.5131 per share, subject to adjustment upon the occurrence of certain events, or pursuant to a zero cash exercise option for no consideration.

•	4,513,260 Common Shares issuable upon the exercise of outstanding Class B-2 Warrants with an exercise price of $1.5131 per share, subject to adjustment upon the occurrence of certain events.

•

25,406 Common Shares issuable upon the exercise of outstanding Class C-1 Warrants with an exercise price of $1.5131 per share, subject to adjustment upon the occurrence of certain events, or pursuant to a zero cash exercise option for no consideration.

•	3,733,469 Common Shares issuable upon the exercise of outstanding Class C-2 Warrants with an exercise price of $1.5131 per share, subject to adjustment upon the occurrence of certain events.

•

1,308,140 Common Shares issuable upon the exercise of outstanding Class D Warrants with an exercise price of $6.88 per share, subject to adjustment to the exercise price based on the lowest daily VWAP during a five-day adjustment period after each six-month anniversary of the December 12, 2025 original issuance date of such warrants (subject to a floor price equal to 20% of the Nasdaq Minimum Price on the applicable six month anniversary).

•	284 Common Shares issuable upon the exercise of outstanding Class E Warrants with an exercise price of $0.0002 per share.

RISK FACTORS

An investment in our common shares involves a high degree of risk and uncertainty. We have identified a number of risk factors which you should consider before investing in our common shares. You should consider carefully the risk factors set forth below and under the heading “Risk Factors” in our Annual Report incorporated by reference in this prospectus supplement, and in any other documents we have incorporated by reference in this prospectus supplement, as well as those under the heading “Risk Factors” in the accompanying base prospectus before investing in our common shares. The occurrence of one or more of these risk factors could adversely affect our results of operations or financial condition.

You may experience future dilution as a result of future equity offerings, which we expect to be a significant component of the financing for the planned expansion of our fleet, and other issuances of our Common Shares, Preferred Shares or other securities, including Common Shares issued upon conversion of our Series A Convertible Preferred Shares and exercise of our outstanding warrants.

As of December 31, 2025, we had limited cash on hand. In order to raise additional capital to support our working capital position and further growth plans, or in connection with equity awards, strategic transactions or otherwise, we may in the future offer additional Common Shares, preferred shares, or other securities convertible into or exchangeable for our Common Shares, including convertible debt. We expect that a significant component of the financing for the planned expansion of our fleet will be through equity offerings. We cannot predict the size of future issuances or sales of our Common Shares, preferred shares or other securities, including those made in connection with future acquisitions or capital raising activities, or the effect that such issuances or sales may have on the market price of our Common Shares. The issuance and sale of substantial amounts of Common Shares, preferred shares or other equity-linked securities, or announcement that such issuance and sales may occur, could adversely affect the market price of our Common Shares.

As a result of the Spin-Off, Imperial Petroleum owns 600,000 Series A Convertible Preferred Shares, with an aggregate liquidation preference of $15,000,000, that currently are convertible into our Common Shares at a conversion price of $1.5131. The conversion price of the Series A Convertible Preferred Shares will be adjusted to the lowest price of issuance of Common Shares by the Company in any registered offering of Common Shares after the original issuance of Series A Convertible Preferred Shares, including this offering. As a result, we may issue a significantly larger number of Common Shares upon conversion of the Series A Convertible Preferred Shares. The issuance of such Common Shares upon conversion of the Series A Convertible Preferred Shares could result in substantial dilution to investors in our Common Shares if the conversion price at the time of conversion of Series A Convertible Preferred Stock is lower than the price per share of Common Shares paid by investor. As of February 24, 2026, we also have outstanding Class A Warrants, Class B-1 Warrants, Class B-2 Warrants, Class C-1 Warrants, Class C-2 Warrants, Class D Warrants and Class E Warrants outstanding, which are exercisable for a large number of our Common Shares. See the section entitled “capitalization” for additional details regarding these securities, including the exercise price and number of Common Shares issuable upon exercise.

The exercise price of our outstanding Class B-1 Warrants, Class B-2 Warrants, Class C-1 Warrants and Class C-2 Warrants will be adjusted in certain circumstances. If (1) there occurs any share split, share dividend, share combination recapitalization or other similar transaction involving our Common Shares and the lowest daily volume weighted average price during the period commencing five consecutive trading days immediately preceding and the five consecutive trading days immediately following the date of such event is less than the exercise price then in effect, then the exercise price shall be reduced to the lowest daily volume weighted average price during such period and the number of Common Shares issuable upon exercise will be proportionately adjusted such that the aggregate exercise price on the date of original issuance of the Class B-1 Warrants, Class B-2 Warrants, Class C-1 Warrants and Class C-2 Warrants will remain unchanged, and (2) we sell, enter into an agreement to sell, or grant any option to purchase, or sell, enter into an agreement to sell, or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Shares or convertible security, at an effective price per share less than the exercise price of the Class B-1 Warrants, Class B-2 Warrant, Class C-1 Warrant and Class C-2 Warrant then in effect, the exercise price of the Class B-1 Warrants, Class B-2 Warrants, Class C-1 Warrants and Class C-2 Warrants will be reduced to such price, provided that, the exercise price of the Class B-1 Warrants and Class B-2 Warrants will not be less than $3,000.00 and the exercise price of the Class C-1 Warrants and Class C-2 Warrants will not be less than $180.00 as a result of an issuance described in this clause (2), and the number of Common Shares issuable upon exercise of the Class B-2 Warrants and Class C-2 Warrants will be proportionately adjusted such that the aggregate exercise price will remain unchanged. As a result, we may issue a significantly larger number of Common Shares upon exercise of the Class B-1 Warrants, Class B-2 Warrants, Class C-1 Warrants and Class C-2 Warrants. Any reverse stock split that is effected is likely to result in a decrease in the exercise price and an increase in the number of Common Shares issuable upon exercise of our outstanding Class B-1 Warrants, Class B-2 Warrants, Class C-1 Warrants and Class C-2 Warrants. The exercise price of our Class D Warrants is subject to adjustment based on the lowest daily VWAP during a five-day adjustment period after each six-month anniversary of the December 12, 2025 original issuance date of such warrants (subject to a floor price equal to 20% of the Nasdaq Minimum Price on the applicable six month anniversary). The conversion price of our Series A Convertible Preferred Shares would also adjust in the event of certain adjustments to the consideration per Common Share payable upon exercise of our outstanding warrants.

In addition, sales of a substantial number of shares of our outstanding Common Shares in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of Common Shares intend to sell shares, could reduce the market price of our Common Shares.

We cannot assure you that we will be able to make future sales of our Common Shares, preferred shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors, and investors purchasing shares or other securities in the future could have rights that are superior to existing shareholders. The issuance of additional Common Shares, preferred shares or other securities, including upon conversion of our Series A Convertible Preferred Shares or exercise of our outstanding warrants, could adversely impact the trading price of our Common Shares.

We may fail to meet the Nasdaq continuous listing criteria and Nasdaq may delist our Common Shares from its exchange, which could limit your ability to make transactions in our securities and subject us to additional trading restrictions.

Our Common Shares currently trade on The Nasdaq Capital Market. The Nasdaq Stock Market LLC has requirements that a company must meet in order to remain listed on Nasdaq. In particular, Nasdaq rules require us to maintain a minimum closing bid price of $1.00 per share of our Common Stock. We effected a 1-for-100 reverse stock split of our Common Stock on April 11, 2024, at 11:00 pm Eastern time, intended to help us regain compliance with the Nasdaq listing requirements, after we had received deficiency letter and a delisting determination letter, related to the minimum bid price closing below $1.00 since July 2023 and below $0.10 for 10 consecutive days in March 2023. On April 27, 2024, we received a letter from Nasdaq notifying us that we demonstrated compliance with the requirements to remain listed on the Nasdaq Capital Market, as required by the Nasdaq Hearings Panel (the “Panel”). The letter also informed the Company that pursuant to Listing Rule 5815(d)(4)(B), the Company would be subject to a mandatory Panel monitor for a period of one year from the date of this letter. If, within that one-year monitoring period, the Nasdaq staff (the “Staff”) had found the Company again out of compliance with the requirement that was the subject of the exception, notwithstanding Rule 5810(c)(2), the Company would not have been permitted to provide the Staff with a plan of compliance with respect to that deficiency and the Staff would not have been permitted to grant additional time for the Company to regain compliance with respect to that deficiency, nor will the Company be afforded an applicable cure or compliance period pursuant to Rule 5810(c)(3). Instead, the Nasdaq will issue a delist determination letter and the Company will have an opportunity to request a new hearing with the initial Panel or a newly convened hearings panel if the initial Panel is unavailable. The Company would have the opportunity to respond/present to the hearings panel as provided by Listing Rule 5815(d)(4)(C). We effected a 1-for-2.5 reverse stock split of our Common Stock on December 31, 2024, at 11:59 pm Eastern time and a 1-for-6 reverse stock split of our Common Stock on April 3, 2025, at 11:59 pm Eastern time and a 1-for-20 reverse stock split of our Common Stock on January 25, 2026 at 11:59 pm Eastern Time, intended to help us maintain compliance with the Nasdaq listing requirements. On February 23, 2026, the closing price of our Common Stock on the Nasdaq Capital Market was $1.86 per share. We could in the future again fail to comply with Nasdaq listing requirements related to the minimum bid price for our Common Shares.

Moreover, under Listing Rule 5101, Nasdaq has broad discretionary authority over the continued listing of securities in Nasdaq in order to, among other things, maintain the quality of and public confidence in its market and protect investors and the public interest. Nasdaq may suspend or delist particular securities based on any event, condition or circumstance that exists or occurs that makes continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities meet all enumerated criteria for continued listing on Nasdaq. Several other Nasdaq-listed companies have disclosed that such companies received notification letters from Nasdaq in 2025 and such disclosure stated that Nasdaq had determined to delist such companies’ respective securities pursuant to its discretionary authority under Listing Rule 5101 and that Nasdaq determined that such companies’ issuance of securities raised public interest concerns because of the substantial dilution to stockholders. Nasdaq may determine to use its discretionary authority to suspend or delist our Common Shares if they deem doing so to be in the public interest.

If we were to determine it necessary to effect another reverse stock split of our Common Stock in order to attempt to comply with the Nasdaq minimum bid price requirement, such reverse split likely to result in a decrease in the exercise price and an increase in the number of shares of our Common Stock issuable upon exercise of our outstanding Class B-1 Warrants, Class B-2 Warrants, Class C-1 Warrants and Class C-2 Warrants, and may negatively affect the trading price of our Common Stock. The conversion price of our Series A Convertible Preferred Shares would also adjust in the event of certain adjustments to the consideration per share of Common Stock payable upon exercise of our outstanding warrants.

In addition, we may be unable to meet other applicable Nasdaq listing requirements, including maintaining minimum levels of stockholders’ equity, number or market value of shares of our Common Stock held by non-affiliates or market values of our Common Stock, in which case our Common Stock could be delisted.

If our Common Stock were to be delisted, the liquidity of our Common Stock would be adversely affected, and the market price of our Common Stock could decrease. In addition, the delisting of our Common Stock from a national exchange would have a material adverse effect on our access to capital markets, and any limitation on market liquidity or reduction in the price of our Common Stock as a result of that delisting could materially adversely affect the Company’s ability to raise capital on terms acceptable to the Company, or at all.

If we are unable to maintain compliance with Nasdaq listing requirements, our Common Stock may be suspended or delisted at the discretion of Nasdaq. If a suspension or delisting of our Common Stock were to occur, there would be significantly less liquidity in the suspended or delisted Common Stock. In addition, our ability to raise additional capital through equity or debt financing would be greatly impaired. There can be no assurance that we will maintain compliance in the future.

We have broad discretion in the use of the net proceeds from this offering and may use the net proceeds in ways with which you disagree.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our securities. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, results of operations and cash flows, and cause the price of our securities to decline. Pending the application of these funds, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

Future issuances or sales, or the potential for future issuances or sales, of our common stock may cause the trading price of our securities to decline and could impair our ability to raise capital through subsequent equity offerings.

We have issued a significant number of our shares of common stock and we may do so in the future. Shares to be issued in future equity offerings could cause the market price of our common stock to decline, and could have an adverse effect on our earnings per share. In addition, future sales of our common stock or other securities in the public markets, or the perception that these sales may occur, could cause the market price of our common stock to decline, and could materially impair our ability to raise capital through the sale of additional securities.

The market price of our common stock could decline due to sales, or the announcements of proposed sales, of a large number of shares of common stock in the market, including sales of common stock by our large shareholders, or the perception that these sales could occur. These sales or the perception that these sales could occur could also depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities or make it more difficult or impossible for us to sell equity securities in the future at a time and price that we deem appropriate. We cannot predict the effect that future sales of common stock or other equity-related securities would have on the market price of our common stock.

Purchasers of common stock in this offering may experience immediate and substantial dilution in the book value of their investment. You may experience further dilution upon exercise of options and warrants.

Depending on the public offering price of our stock and the number of shares of our stock that we sell in this offering, you may suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. To the extent outstanding stock options or warrants are exercised, there will be further dilution to new investors. In addition, to the extent we need to raise additional capital in the future and we issue additional shares of common stock or securities convertible or exchangeable for our common stock, our then existing stockholders may experience dilution and the new securities may have rights senior to those of our common stock offered in this offering. For a more detailed discussion of the foregoing see the section entitled “Dilution” below.

It is not possible to predict the actual number of shares we will sell under the Sales Agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the sales agent at any time throughout the term of the Sales Agreement. The number of shares that are sold through the sales agent after delivering a placement notice will fluctuate based on a number of factors, including the market price of the common stock during the sales period, the limits we set with the respective sales agent in any applicable placement notice, and the demand for our shares of common stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares that we will sell or the gross proceeds we will receive in connection with those sales.

The shares of common stock offered hereby will be sold in “at the market offerings”, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

USE OF PROCEEDS

We may issue and sell shares of our common shares having aggregate sales proceeds of up to $98.0 million from time to time. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We intend to use the net proceeds from the sale of the shares offered by this prospectus supplement for working capital and general corporate purposes, which may include payment of part of the purchase price of the two MR product tankers for which we have contracted or other vessel acquisitions. Vessel acquisitions may be structured as individual assets purchases, the acquisition of the equity interests of vessel owning entities or the acquisition of the equity interests of the direct or indirect owner of one or more vessels or shipping assets or the acquisition, in whole or in part, of private or listed entities that are engaged in maritime transportation services. The foregoing represents our current intentions with respect to the use of the net proceeds of this offering based upon our present plans and business conditions, but our management will have significant flexibility and discretion in applying the net proceeds. The occurrence of unforeseen events or changed business conditions could result in the application of the net proceeds of this offering in a manner other than as described above. The principal purposes of this offering are to obtain additional capital to fund our operations and growth and to facilitate our future access to the public equity markets.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2025. The table presents information:

•	on an actual basis;

•

on an as adjusted basis to give effect to the following transactions, between January 1, 2026 and February 23, 2026 relating to our Series A Convertible Preferred Shares amounting to $0.1 million (ii) the issuance of an aggregate of 1,247,500 shares of common stock upon exercise 140,000 of Class B-2 warrants and 1,107,500 of Class C-2 warrants, resulting in aggregate proceeds for the Company of $1.9 million and (iii) the issuance of an aggregate of 784,105 shares of common stock on exercise of 784,105 Class E Warrants, for aggregate proceeds of $0.0002 million; and

•

on an as further adjusted basis giving effect to the issuance and sale of 52,688,172 shares of common stock at an assumed offering price of $1.86 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on February 23, 2026, resulting in gross proceeds of $98.0 million, net of estimated underwriting discounts and commissions and expenses of approximately $2.2 million. The actual number of shares issued, and the price at which they will be issued, may differ depending on the timing of the sales.

Other than these adjustments, there have been no other material changes to our capitalization from debt or equity issuances, re-capitalizations, special dividends, or debt repayments as adjusted in the table below between January 1, 2026 and the date of this prospectus.

Please refer to our Report on Form 6-K filed with the SEC on February 19, 2026, which includes our preliminary financial results* for the three and twelve months ended December 31, 2025 and 2024 incorporated by reference herein.

	As of December 31, 2025 (in U.S. Dollars)
	Actual	As Adjusted	As Further Adjusted
Debt:
Bank debt	—	—	—

Total long term debt	—	—	—

Stockholders’ equity(1)(2):
Capital stock ($0.01 par value, 2,000,000,000 shares authorized, 659,668 shares issued and outstanding as at December 31, 2025, 2,691,242 shares as adjusted, 55,379,414 shares as further adjusted)	$6,597	$26,912	$553,794
Preferred stock	6,000	6,000	6,000
Additional paid-in capital	90,601,172	92,468,606	187,781,724
Retained earnings	4,485,845	4,373,345	4,373,345

Total stockholders’ equity	95,099,014	96,874,863	192,714,863

Total capitalization	$95,099,614	$96,874,863	$192,714,863

*

Neither C3is Inc.’s independent accountants, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the preliminary financial results for the three and twelve months ended December 31, 2025 and 2024 incorporated by reference herein, nor have they expressed any opinion or any other form of assurance on such information, and assume no responsibility for, and disclaim any association with, the preliminary financial results.

(1)

Under our amended and restated articles of incorporation we are authorized to issue up to 2,000,000,000 shares of common stock, of which 659,668 shares of common stock were issued and outstanding as of December 31, 2025 and 2,691,242 shares of common stock were issued and outstanding as February 24, 2026, and 200,000,000 shares of preferred stock, of which 600,000 shares have been designated as Series A Convertible Preferred Stock, with have a liquidation preference of $25.00 per share and a conversion price of $1.5131, subject to adjustment, and 600,000 shares of which are issued and outstanding as of September 30, 2025 and February 24, 2026.

(2)	The number of Common Shares outstanding in the above table, excludes as of February 24, 2026:

•

9,913,422 Common Shares issuable upon conversion of the 600,000 shares of Series A Convertible Preferred Stock which are convertible into our Common Shares at a conversion price currently equal to $1.5131. The conversion price will be further adjusted to the lowest price of issuance of Common Shares by the Company in any registered offering of Common Shares after the original issuance of Series A Convertible Preferred Shares, including in relation to this offering.

•	158 Common Shares issuable upon the exercise of outstanding Class A Warrants with an exercise price of $31,500.00 per share.

•

105,470 Common Shares issuable upon the exercise of outstanding Class B-1 Warrants with an exercise price of $1.5131 per share, subject to adjustment upon the occurrence of certain events, or pursuant to a zero cash exercise option for no consideration.

•	4,513,260 Common Shares issuable upon the exercise of outstanding Class B-2 Warrants with an exercise price of $1.5131 per share, subject to adjustment upon the occurrence of certain events.

•

25,406 Common Shares issuable upon the exercise of outstanding Class C-1 Warrants with an exercise price of $1.5131 per share, subject to adjustment upon the occurrence of certain events, or pursuant to a zero cash exercise option for no consideration.

•	3,733,469 Common Shares issuable upon the exercise of outstanding Class C-2 Warrants with an exercise price of $1.5131 per share, subject to adjustment upon the occurrence of certain events.

•

1,308,140 Common Shares issuable upon the exercise of outstanding Class D Warrants with an exercise price of $6.88 per share, subject to adjustment to the exercise price based on the lowest daily VWAP during a five-day adjustment period after each six-month anniversary of the December 12, 2025 original issuance date of such warrants (subject to a floor price equal to 20% of the Nasdaq Minimum Price on the applicable six month anniversary).

•	284 Common Shares issuable upon the exercise of outstanding Class E Warrants with an exercise price of $0.0002 per share.

DILUTION

Dilution or accretion is the amount by which the offering price paid by the purchasers of our common shares in this offering will differ from the net tangible book value per common share after the offering. The net tangible book value per common share is equal to the amount of our total tangible assets (total assets less intangible assets) less total liabilities divided by the number of common shares outstanding. The historical net tangible book value as of December 31, 2025 was $95.1 million in total and $144.16 per share for the number of shares of the existing shareholders that were outstanding at that date.

Our net tangible book value per share as of December 31, 2025 was $144.16. Our pro forma net tangible book value as of December 31, 2025 after giving effect to the issuance of an aggregate of 1,247,500 shares of common stock upon exercise of 140,000 of Class B-2 warrants and 1,107,500 of Class C-2 warrants, resulting in aggregate proceeds for the Company of $1.9 million, the issuance of an aggregate of 784,105 shares of common stock on exercise of 784,105 Class E Warrants, for aggregate proceeds of $0.0002 million and the dividends relating to our Series A Convertible Preferred Shares, was $96.9 million in total and $36.00 per Common Share.

The as further adjusted net tangible book value as of December 31, 2025 would have been $192.7 million, or $3.48 per common share after the issuance and sale by us of 52,688,172 common shares at $1.86 per share in this offering, after deducting estimated expenses related to this offering. This represents an immediate decrease in net tangible book value of $32.52 per share to the existing shareholders and an immediate accretion in net tangible book value of $1.62 per share to new investors. The following table illustrates this dilution on a per share basis:

Assumed offering price per common share	$1.86
As adjusted net tangible book value per common share before this offering	$36.00
Decrease in as adjusted net tangible book value per share attributable to this offering	$32.52
As further adjusted net tangible book value per common share after giving effect to this offering	$3.48
Accretion per common share to new investors	$1.62

The table above assumes for illustrative purposes that an aggregate of $98.0 million in shares of our common stock are sold at a price of $1.86 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on February 23, 2026. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $0.10 per share in the price at which the shares are sold from the assumed public offering price of $1.86 per share shown in the table above, assuming all of our common stock in the aggregate amount of $98.0 million is sold at that price, would increase our as adjusted net tangible book value per share after the offering to $3.57 per share and would decrease the accretion in net tangible book value per share to investors participating in this offering to $1.61 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $0.10 per share in the price at which the shares are sold from the assumed public offering price of $1.86 per share shown in the table above, assuming all of our common stock in the aggregate amount of $98.0 million is sold at that price, would decrease our as adjusted net tangible book value per share after the offering to $3.39 per share and would increase the accretion in net tangible book value per share to investors participating in this offering to $1.63 per share, after deducting commissions and estimated aggregate offering expenses payable by us.

The information discussed above is illustrative only and will adjust based on the actual public offering price and other terms of this offering determined at pricing of each sale.

The number of Common Shares outstanding in the above table and discussion, excludes as of February 24, 2026:

•

9,913,422 Common Shares issuable upon conversion of the 600,000 shares of Series A Convertible Preferred Stock which are convertible into our Common Shares at a conversion price currently equal to $1.5131. The conversion price will be further adjusted to the lowest price of issuance of Common Shares by the Company in any registered offering of Common Shares after the original issuance of Series A Convertible Preferred Shares, including in relation to this offering.

•	158 Common Shares issuable upon the exercise of outstanding Class A Warrants with an exercise price of $31,500.00 per share.

•

105,470 Common Shares issuable upon the exercise of outstanding Class B-1 Warrants with an exercise price of $1.5131 per share, subject to adjustment upon the occurrence of certain events, or pursuant to a zero cash exercise option for no consideration.

•	4,513,260 Common Shares issuable upon the exercise of outstanding Class B-2 Warrants with an exercise price of $1.5131 per share, subject to adjustment upon the occurrence of certain events.

•

25,406 Common Shares issuable upon the exercise of outstanding Class C-1 Warrants with an exercise price of $1.5131 per share, subject to adjustment upon the occurrence of certain events, or pursuant to a zero cash exercise option for no consideration.

•	3,733,469 Common Shares issuable upon the exercise of outstanding Class C-2 Warrants with an exercise price of $1.5131 per share, subject to adjustment upon the occurrence of certain events.

•

1,308,140 Common Shares issuable upon the exercise of outstanding Class D Warrants with an exercise price of $6.88 per share, subject to adjustment to the exercise price based on the lowest daily VWAP during a five-day adjustment period after each six-month anniversary of the December 12, 2025 original issuance date of such warrants (subject to a floor price equal to 20% of the Nasdaq Minimum Price on the applicable six month anniversary).

•	284 Common Shares issuable upon the exercise of outstanding Class E Warrants with an exercise price of $0.0002 per share.

TAX CONSIDERATIONS

You should carefully read the discussion of the material Marshall Islands and U.S. federal income tax considerations associated with our operations and the acquisition, ownership and disposition of our common stock set forth in the section entitled “Item 10. Additional Information—Tax Considerations” of our Annual Report incorporated by reference herein.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement pursuant to which we may issue and sell up to an aggregate of $98,000,000 of our common stock from time to time solely through Aegis Capital Corp. acting as sales agent. A copy of the Sales Agreement will be filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated by reference herein. Our shares of common stock registered under this prospectus are subject to sale under such agreement.

Each time we wish to issue and sell common stock under the Sales Agreement, we will notify the sales agent of the number of shares to be issued, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed a sales agent, unless the sales agent declines to accept the terms of the notice, such sales agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the sales agent under the Sales Agreement to sell our common stock are subject to a number of conditions that we must satisfy.

Upon our delivery of a placement notice to a sales agent and subject to the terms and conditions of the Sales Agreement, the applicable sales agent may sell our shares of common stock by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on Nasdaq, on any other existing trading market for our common stock or to or through a market maker. If we and the sales agent agree on any method of distribution other than sales of shares of our common stock into The Nasdaq Capital Market or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. We may instruct the sales agent not to sell our common stock if the sales cannot be effected at or above the price designated by us from time to time. We or the sales agent may suspend or terminate the Sales Agreement and the offering of our common stock upon notice and subject to other conditions.

Under the terms of the Sales Agreement, in no event will we issue or sell through the sales agent such number or dollar amount of shares of common stock that would (i) exceed the number or dollar amount of shares of common stock registered and available on the registration statement of which this prospectus forms a part, (ii) exceed the number of authorized but unissued shares of common stock, (iii) exceed the number or dollar amount of shares of common stock permitted to be sold under Form F-3, or (iv) exceed the number or dollar amount of common stock for which we have filed a prospectus supplement to the registration statement.

Each sales agent will receive from us a commission equal to 2.0% of the aggregate sales price per share for any shares sold through it under the Sales Agreement. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

Settlement for sales of common stock, unless the parties agree otherwise, will occur on the second trading day following the date on which any sales are made in return for payment of the net proceeds to us. There are no arrangements to place any of the proceeds of this offering in an escrow, trust or similar account. Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the sales agent may agree upon.

The sales agent will act as sales agent on a commercially reasonable efforts basis consistent with their normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Capital Market. In connection with the sale of the common stock on our behalf, the sales agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the sales agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the sales agent against certain civil liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to the Sales Agreement will terminate upon the earlier of the (i) sale of all of our shares of common stock provided for in this prospectus, or (ii) termination of the Sales Agreement as permitted therein. We may terminate the Sales Agreement with five days of prior written notice. The sales agent may terminate the Sales Agreement at any time upon written notice.

The sales agent and their respective affiliates have and may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the sales agent will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement. Aegis acted as the sole placement agent in connection with our registered offerings that we consummated in December 2024, March 2024, October 2025 and December 2025, for which it received compensation.

This prospectus and the accompanying base prospectus in electronic format may be made available on a web site maintained by the sales agent and the sales agent may distribute this prospectus and the accompanying base prospectus electronically.

LEGAL MATTERS

Certain legal matters with respect to Marshall Islands law will be passed upon for us by Reeder & Simpson P.C. Certain matters of U.S. Federal and New York law are being passed upon for us by Goodwin Procter LLP, New York, New York. The sales agent is being represented by Kaufman & Canoles, P.C., Richmond, Virginia.

EXPERTS

The combined financial statements of C3is Inc. Predecessor for the period from January 1, 2022 to October 18, 2022, incorporated by reference in this Prospectus by reference to C3is Inc.’s annual report on Form 20-F for the year ended December 31, 2024, have been audited by Deloitte Certified Public Accountants, S.A., an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The consolidated financial statements of C3is Inc. as of December 31, 2024 and 2023 and for the years ended December 31, 2024, 2023 and for the period from July 25, 2022 (date of incorporation) to December 31, 2022, incorporated by reference in this Prospectus by reference to C3is Inc.’s annual report on Form 20-F for the year ended December 31, 2024, have been audited by Deloitte Certified Public Accountants, S.A., an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The office of Deloitte Certified Public Accountants, S.A. is located at Fragoklissias 3a & Granikou Street, Maroussi, Athens 151 25, Greece.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus supplement with the Commission. This prospectus supplement and the accompanying base prospectus are a part of that registration statement, which includes additional information.

We file annual and special reports within the Commission. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Our filings are also available on our website at http://www.c3is.pro. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement. Further, other than as described below, the information contained in or accessible from the Commission’s website is not part of this prospectus supplement and the accompanying base prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus.

This prospectus incorporates by reference the following documents:

•	Our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on April 28, 2025;

•

Our Reports on Form 6-K  furnished to the SEC on June  25, 2025, September 2, 2025 (excluding the sections under the headings “CEO Dr. Diamantis Andriotis commented,” “Conference call details” and “slides and audio webcast,” which shall not be deemed to be incorporated by reference), September  29, 2025, October  9, 2025, November 18, 2025 (excluding the sections under the headings “CEO Dr. Diamantis Andriotis commented,” “Conference call details” and “slides and audio webcast,” which shall not be deemed to be incorporated by reference), December 12, 2025, December 19, 2025, January  20, 2026, January 22, 2026, January  26, 2026 and February 19, 2026 (excluding the sections under the headings “CEO Dr. Diamantis Andriotis commented,” “Conference call details” and “slides and audio webcast,” which shall not be deemed to be incorporated by reference);

•	Our Registration Statement on Form 8-A filed with the SEC on June 8, 2023, including any subsequent amendments or reports filed for the purpose of updating such description.

In addition, we will incorporate by reference certain future materials furnished to the SEC on Form 6-K after the date of this prospectus, but only to the extent specifically indicated in those submissions or in a future prospectus supplement.

We will provide, free of charge upon written or oral request, to each person to whom this prospectus is delivered, including any beneficial owner of the securities, a copy of any or all of the information that has been incorporated by reference into this prospectus supplement, but which has not been delivered with the prospectus. Copies of these documents also may be obtained on the “Investors” section of our website at www.c3is.pro. The information contained on or linked to or from our website is not incorporated by reference into this prospectus supplement and should not be considered part of this prospectus supplement. Requests for such information should be made to us at the following address:

C3is Inc.

331 Kifissias Avenue

Kifissia 14561, Athens, Greece

Telephone: (011) (30) (210) 625 0001

Facsimile: (011) (30) (210) 625 0018

Attention: Chief Financial Officer

You should assume that the information appearing in this prospectus supplement and the accompanying base prospectus, as well as the information we previously filed with the SEC and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

PROSPECTUS

$100,000,000

C3IS INC.

DEBT SECURITIES

WARRANTS

RIGHTS

PURCHASE CONTRACTS

COMMON STOCK

PREFERRED STOCK

UNITS

DEPOSITARY SHARES

We may offer debt securities, warrants, rights, purchase contracts, common stock, preferred stock, units or depositary shares from time to time. We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the other securities so listed. When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement. The securities offered by us pursuant to this prospectus will have an aggregate public offering price of up to $100,000,000.

The securities covered by this prospectus may be offered and sold from time to time in one or more offerings, which may be through one or more underwriters, dealers and agents, or directly to purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus.

Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “CISS.” On February 19, 2025, the last reported sale price of our common stock on Nasdaq was $1.11 per share. The aggregate market value of the voting and non-voting common equity held by non-affiliates, or our public float, as of February 19, 2025, was approximately $4,948,336, which was calculated based on 3,665,434 shares of common stock held by non-affiliates and the price of $1.35 per share, which was the closing price of our common stock on Nasdaq on January 21, 2025. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Our principal executive offices are located at 331 Kifissias Avenue, Erithrea 14561 Athens, Greece. Our telephone number at such address is 011 30 210 625 0001.

Investing in our securities involves risks. See the section entitled “Risk Factors” on page 1 of this prospectus.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated March 6, 2025.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, as well as the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document.

i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated herein and therein by reference contain forward-looking statements based on beliefs of our management. Any statements contained in this prospectus, any prospectus supplement or the documents incorporated herein and therein that are not historical facts are forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). These forward-looking statements include information about possible or assumed future results of our operations or our performance. Words such as “expects,” “intends,” “plans,” “believes,” “anticipates,” “estimates,” and variations of such words and similar expressions are intended to identify the forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates which are inherently subject to significant uncertainties and contingencies, many of which are beyond our control. Actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding:

•	future operating or financial results;

•	global and regional economic and political conditions, including the impact of tariffs imposed by the United States and other countries;

•	pending or recent acquisitions, business strategy and expected capital spending or operating expenses;

•	competition in the marine transportation industry, including, in particular, the drybulk and tanker sectors;

•	shipping market trends, including charter rates, factors affecting supply and demand and world drybulk carrier and tanker fleet composition;

•

potential disruption of shipping routes due to accidents, diseases, pandemics, political events, piracy or acts by terrorists, including the conflicts in Ukraine and the Middle East and the Houthi attacks in the Red Sea and the Gulf of Aden and the related global response;

•	ability to employ our vessels profitably;

•	performance by the counterparties to our charter agreements;

•

our financial condition and liquidity, including our ability to obtain financing for the remainder of the purchase price for our recently acquired handysize drybulk carrier in the future to fund capital expenditures, acquisitions and other general corporate activities, the terms of such financing and our ability to comply with covenants set forth in our financing arrangements;

•	performance by the shipyards constructing any newbuilding vessels we order; and

•	expectations regarding vessel acquisitions and dispositions.

WE UNDERTAKE NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PROSPECTUS OR THE DOCUMENTS TO WHICH WE REFER YOU IN THIS PROSPECTUS, TO REFLECT ANY CHANGE IN OUR EXPECTATIONS WITH RESPECT TO SUCH STATEMENTS OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY STATEMENT IS BASED, EXCEPT AS REQUIRED BY LAW.

ii

RISK FACTORS

Any investment in our securities involves a high degree of risk. You should carefully consider the risks set forth below an the discussion of risks under the heading “Item 3. Key Information-Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2023, filed with the Securities and Exchange Commission (the “SEC”) on April 30, 2024 and incorporated herein by reference, and the other documents we have incorporated by reference in this prospectus, including the section entitled “Item 3. Key Information—D. Risk Factors” in future Annual Reports on Form 20-F that summarize the risks that may materially affect our business, before making an investment in our securities. Please see the sections of this prospectus entitled “Where You Can Find Additional Information” and “Incorporation Of Certain Information By Reference.”

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

We are a Marshall Islands corporation and our principal executive offices are located outside of the United States in Athens, Greece. All of our directors and officers and some of the experts in this prospectus reside outside the United States. In addition, a substantial portion of our assets and the assets of our directors, officers and experts are located outside of the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside of the United States, judgments you may obtain in U.S. courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. Federal or state securities laws.

Furthermore, there is substantial doubt that the courts of the Marshall Islands or Greece would enter judgments in original actions brought in those courts predicated on U.S. Federal or state securities laws.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may sell from time to time any combination of the securities described in this prospectus having an aggregate public offering price of $100,000,000 in one or more offerings. This prospectus provides you with a general description of the securities we may offer. When we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information” and “Incorporation Of Certain Information By Reference.”

PROSPECTUS SUMMARY

This summary provides a brief overview of the key aspects of C3is Inc. and certain material terms of the securities that may be offered that are known as of the date of this prospectus. For a more complete understanding of the terms of a particular issuance of offered securities, and before making your investment decision, you should carefully read:.

•	this prospectus, which explains the general terms of the securities that we may offer; and

•	the documents referred to in “Where You Can Find Additional Information” for information about us, including our financial statements.

C3is Inc. was incorporated under the laws of the Republic of the Marshall Islands on July 25, 2022 to serve as the holding company of two subsidiaries, each owning one of the two drybulk carriers in our initial fleet, that Imperial Petroleum Inc. (“Imperial Petroleum”) subsequently contributed to us in connection with the Spin-Off (as defined below), together with $5,000,000 in cash as working capital, in return for our Common Shares and Series A Convertible Preferred Stock. On June 21, 2023, Imperial Petroleum distributed all of our outstanding Common Shares, to its stockholders and warrantholders, which completed our separation from Imperial Petroleum (the “Spin-Off”).

Unless otherwise indicated, references to “C3is,” the “Company,” “we,” “our,” “us” or similar terms refer to the registrant, C3is Inc., and its subsidiaries, except where the context otherwise requires. We use the term deadweight tons, or dwt, expressed in metric tons, each of which is equivalent to 1,000 kilograms, in describing the size of our vessels. Unless otherwise indicated, all references to “U.S. dollars,” “dollars,” “U.S. $” and “$” in this prospectus are to the lawful currency of the United States of America. All share information in this prospectus reflects the 1-for-100 reverse stock split of the Company’s common stock effected at 11:59 p.m., Eastern Time, on April 11, 2024 and the 1-for-2.5 reverse stock split of the Company’s common stock effected at 11:59 p.m., Eastern Time, on December 31, 2024.

Overview

We are a provider of international seaborne transportation services to drybulk charterers, including major national and private industrial users, commodity producers and traders, and oil producers, refineries and commodities traders and producers. As of the date of this prospectus, we own and operate a fleet of three drybulk carriers, that transport major bulks such as iron ore, coal and grains, and minor bulks such as bauxite, phosphate and fertilizers, and one Aframax crude oil tanker that transports crude oil. The total cargo carrying capacity of our fleet is 213,468 dwt.

Corporate Structure

C3is Inc. is a holding company existing under the laws of the Marshall Islands. Our principal executive offices are located at 331 Kifissias Avenue, Erithrea 14561 Athens, Greece. Our telephone number from the United States is 011 30 210 625 0001. Our website is http://c3is.pro. The information on, or that can be accessed through, our website is not a part of this prospectus.

Upon the completion of the Spin-Off on June 21, 2023, we began operating as a separate company from Imperial Petroleum, the Nasdaq-listed ship-owning company serving the petroleum products, crude oil and drybulk sectors of the international shipping industry, of which we were previously a part.

Implications of Being an “Emerging Growth Company”

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”). As such, we are eligible, for up to five years, to take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not emerging growth companies. These exemptions include:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes- Oxley Act of 2002 (“Section 404”); and

•

not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board (“PCAOB”) regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis).

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the completion of the Spin-Off, or such earlier time that we are no longer an emerging growth company. As a result, we do not know if some investors will find our common stock less attractive. The result may be a less active trading market for our common stock, and the price of our common stock may become more volatile.

We will remain an emerging growth company until the earliest of: (i) the last day of the first fiscal year in which our annual gross revenues exceed $1.235 billion; (ii) December 31, 2028; (iii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (iv) the date on which we have issued more than $1 billion in non-convertible debt securities during any three-year period.

In addition, the JOBS Act provides that an “emerging growth company” can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to avail ourselves of this exemption, and therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

The Securities We May Offer

We may use this prospectus to offer any of the following types of securities having an aggregate public offering price of $100,000,000:

•	debt securities;

•	warrants;

•	rights;

•	purchase contracts;

•	units;

•	depositary shares;

•	common stock; and

•	preferred stock.

We may issue securities of the types listed above which are convertible or exchangeable for other securities so listed.

When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement.

A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these offered securities and may describe certain risks associated with an investment in the securities. Terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “CISS,” and the last reported sale price of our common stock on the Nasdaq Capital Market on February 19, 2025, was $1.11 per share. If any other securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will so state.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As required by the Securities Act, we have filed a registration statement relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information. We file annual and other reports and other information with the SEC. Such filings are available to the public from the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with the SEC, by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Any information that we file later with the SEC and that is deemed incorporated by reference will automatically update and supersede the information in this prospectus. In all such cases, you should rely on the later information over different information included in this prospectus or in any incorporated document. You should not assume that information in any document incorporated by reference into this prospectus or any accompanying prospectus supplement is current as of any date other than the date of that document:

This prospectus incorporates by reference the following documents:

•	our Annual Report on Form 20-F for the year ended December 31, 2023, filed with the SEC on April 30, 2024;

•

our Reports on Form 6-K, filed with the SEC on September 30, 2024, November 19, 2024 (excluding the sections under the headings “CEO Dr. Diamantis Andriotis commented,” “Conference call details” and “slides and audio webcast” which shall not be deemed to be incorporated herein by reference), January 2, 2025 and February 21, 2025; and

•	our Registration Statement on Form 8-A filed with the SEC on June 8, 2023, including any subsequent amendments or reports filed for the purpose of updating such description.

We also incorporate by reference any future filings made with the SEC under the Exchange Act after (i) the date of the initial registration statement and prior to the effectiveness of the registration statement and (ii) the date of this prospectus and before the completion of the offering of the securities under the registration statement. In addition, we will incorporate by reference certain future materials furnished to the SEC on Form 6-K after the date of the initial registration statement, but only to the extent specifically indicated in those submissions or in a future prospectus supplement. Each subsequently filed Annual Report should be deemed to supersede entirely each earlier filed Annual Report and, unless explicitly stated otherwise, such earlier reports should not be deemed to be part of this prospectus or any accompanying prospectus supplement and you should not rely upon statements made in those earlier periodic reports.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

C3is Inc.

331 Kifissias Avenue

Erithrea 14561

Athens, Greece

Attention: Secretary

011 30 210 625 0001

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds received from the sale of the securities we offer by this prospectus for general corporate purposes, which may include, among other things:

•	the acquisition of vessels;

•	additions to working capital; and

•	the repayment of indebtedness.

We may raise additional funds from time to time through equity or debt financings not involving the issuance of securities described in this prospectus, including borrowings under credit facilities, to finance our business and operations and our new vessel acquisitions.

CAPITALIZATION

Our capitalization will be set forth in our most recent Annual Report on Form 20-F or a Report on Form 6-K which is incorporated herein by reference, or in a prospectus supplement.

DESCRIPTION OF SECURITIES WE MAY OFFER

DESCRIPTION OF PREFERRED STOCK

Our articles of incorporation authorize our board of directors to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the terms and rights of that series. The issuance of shares of preferred stock may have the effect of discouraging, delaying or preventing a change of control of us or the removal of our management. The issuance of shares of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of shares of our common stock.

The applicable prospectus supplement will describe the following terms of any series of preferred stock in respect of which this prospectus is being delivered:

•	the designation of the series;

•

the number of shares in the series, which our board of directors may, except where otherwise provided in the preferred stock designation, increase or decrease, but not below the number of shares then outstanding;

•	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

•	the dates at which dividends, if any, will be payable;

•	the redemption rights and price or prices, if any, for shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of our company;

•

whether the shares of the series will be convertible into shares of any other class or series, or any other security, of our company or any other corporation, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series; and

•	the voting rights, if any, of the holders of the series.

The description in the applicable prospectus supplement of any preferred stock we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable statement of designation or specimen stock certificate, which will be filed with the SEC if we offer preferred stock. For more information on how you can obtain copies of any statement of designation or specimen stock certificate if we offer preferred stock, see the section entitled “Where You Can Find Additional Information” in this prospectus. We urge you to read the applicable statement of designation, the applicable specimen stock certificate and any applicable prospectus supplement in their entirety.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities. As used in this prospectus, “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that C3is Inc. may issue from time to time. Debt securities offered by this prospectus will be either senior debt securities or subordinated debt securities. Senior debt securities will be issued under a “Senior Indenture” to be entered into later between us and a trustee and subordinated debt securities will be issued under a “Subordinated Indenture” to be entered into later between us and a trustee. This prospectus sometimes refers to the Senior Indenture and the Subordinated Indenture collectively as the “Indentures.”

The form of Senior Indenture and the form of the Subordinated Indenture are filed as exhibits to the registration statement. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures and debt securities, including the definitions therein of certain terms.

General

Debt securities will be direct obligations of C3is Inc. Senior debt securities will rank equally with all of C3is Inc.’s other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to all of C3is Inc.’s present and future senior indebtedness.

Because C3is Inc. is principally a holding company, its right to participate in any distribution of assets of any subsidiary, upon the subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary, except to the extent C3is Inc. may be recognized as a creditor of that subsidiary. Accordingly, C3is Inc.’s obligations under debt securities will be structurally subordinated to all existing and future indebtedness and liabilities of its subsidiaries, and holders of debt securities should look only to C3is Inc.’s assets for payment thereunder.

The Indentures do not limit the aggregate principal amount of debt securities that C3is Inc. may issue and provide that C3is Inc. may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. C3is Inc. may issue additional debt securities of a particular series without the consent of the holders of debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

•	the title of the series and whether they are subordinated debt securities or senior debt securities;

•	any limit on the aggregate principal amount of such debt securities;

•	the price or prices at which C3is Inc. will sell such debt securities;

•	the maturity date or dates of such debt securities;

•	the rate or rates of interest, if any, which may be fixed or variable, at which such debt securities will bear interest, or the method of determining such rate or rates, if any;

•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

•	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

•

whether the amount of payments of principal of (and premium, if any) or interest on such debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the dates on which C3is Inc. will pay interest on such debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•	whether the debt securities will be secured or unsecured;

•	the place or places where the principal of (and premium, if any) and interest on such debt securities will be payable;

•

if C3is Inc. possesses the option to do so, the periods within which and the prices at which C3is Inc. may redeem such debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

•

C3is Inc.’s obligation, if any, to redeem, repay or purchase such debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which C3is Inc. will redeem, repay or purchase such debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the denominations in which such debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

•

the portion, or methods of determining the portion, of the principal amount of such debt securities which C3is Inc. must pay upon the acceleration of the maturity of the debt securities in connection with an Event of Default (as described below), if other than the full principal amount;

•	the currency, currencies or currency unit in which C3is Inc. will pay the principal of (and premium, if any) or interest, if any, on such debt securities, if not United States dollars;

•	provisions, if any, granting special rights to holders of such debt securities upon the occurrence of specified events;

•

any deletions from, modifications of or additions to the Events of Default or C3is Inc.’s covenants with respect to the applicable series of debt securities, and whether or not such Events of Default or covenants are consistent with those contained in the applicable Indenture;

•	the application, if any, of the terms of the Indentures relating to defeasance and covenant defeasance (which terms are described below) to such debt securities;

•	whether the subordination provisions summarized below or different subordination provisions will apply to such debt securities;

•	the terms, if any, upon which the holders may convert or exchange such debt securities into or for C3is Inc.’s common stock, preferred stock or other debt securities;

•	whether any of such debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

•	any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable because of an Event of Default;

•	the depositary for global or certificated debt securities;

•	any special tax implications of such debt securities;

•	any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to such debt securities; and

•	any other terms of such debt securities.

Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully-registered form without coupons.

Unless otherwise specified in the applicable prospectus supplement, debt securities will not be listed on any securities exchange.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. Debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the applicable prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to all of C3is Inc.’s Senior Indebtedness, to the extent and in the manner set forth in the Subordinated Indenture.

Under the Subordinated Indenture, “Senior Indebtedness” means all obligations of C3is Inc. in respect of any of the following, whether outstanding at the date of execution of the Subordinated Indenture or thereafter incurred or created:

•	the principal of (and premium, if any) and interest due on indebtedness of C3is Inc. for borrowed money;

•	all obligations guaranteed by C3is Inc. for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments;

•

all obligations guaranteed by C3is Inc. evidenced by bonds, debentures, notes or similar written instruments, including obligations assumed or incurred in connection with the acquisition of property, assets or businesses (provided, however, that the deferred purchase price of any other business or property or assets shall not be considered indebtedness if the purchase price thereof is payable in full within 90 days from the date on which such indebtedness was created);

•	any obligations of C3is Inc. as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles;

•	all obligations of C3is Inc. for the reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

•

all obligations of C3is Inc. in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements;

•	all obligations of the types referred to above of other persons for the payment of which C3is Inc. is responsible or liable as obligor, guarantor or otherwise; and

•	all obligations of the types referred to above of other persons secured by any lien on any property or asset of C3is Inc. (whether or not such obligation is assumed by C3is Inc.).

Senior Indebtedness does not include:

•	indebtedness or monetary obligations to trade creditors created or assumed by C3is Inc. in the ordinary course of business in connection with the obtaining of materials or services;

•	indebtedness that is by its terms subordinated to or ranks equal with the subordinated debt securities; and

•

any indebtedness of C3is Inc. to its affiliates (including all debt securities and guarantees in respect of those debt securities issued to any trust, partnership or other entity affiliated with C3is Inc. that is a financing vehicle of C3is Inc. in connection with the issuance by such financing entity of preferred securities or other securities guaranteed by C3is Inc.) unless otherwise expressly provided in the terms of any such indebtedness.

Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

Unless otherwise noted in the accompanying prospectus supplement, if C3is Inc. defaults in the payment of any principal of (or premium, if any) or interest on any Senior Indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, C3is Inc. will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due on senior debt securities before the holders of subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

If any of the following events occur, C3is Inc. will pay in full all Senior Indebtedness before it makes any payment or distribution under subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

•	any dissolution or winding-up or liquidation or reorganization of C3is Inc., whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

•	any general assignment by C3is Inc. for the benefit of creditors; or

•	any other marshaling of C3is Inc.’s assets or liabilities.

In such event, any payment or distribution under subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of such subordinated debt securities, will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness has been paid in full. If any payment or distribution under subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the Subordinated Indenture and before all the Senior Indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full.

The Subordinated Indenture does not limit the issuance of additional Senior Indebtedness.

If subordinated debt securities are issued to a trust in connection with the issuance of trust preferred securities, such subordinated debt securities may thereafter be distributed pro rata to the holders of such trust securities in connection with the dissolution of such trust upon the occurrence of certain events described in the applicable prospectus supplement.

Conversion Rights

In the case of debt securities that are convertible into other securities, an accompanying prospectus supplement will set forth the terms on which such securities are convertible into shares of common stock, shares of preferred stock or other securities. Those terms will address whether conversion is mandatory, at the option of the holder or at our option. The terms may also provide that the number of shares or interests of our shares of common stock or other securities, as the case may be, to be received by the holders of the convertible debt securities will be calculated according to the market price of our shares of common stock or other securities, as the case may be, as of a time stated in the prospectus supplement or otherwise.

Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “Events of Default” under the Indentures with respect to each series of debt securities:

•	C3is Inc.’s failure to pay any interest on any debt security of such series when due and payable, continued for 30 days;

•

C3is Inc.’s failure to pay principal (or premium, if any) on any debt security of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise, or is required by any sinking fund established with respect to such series;

•	C3is Inc.’s failure to observe or perform any other of its covenants or agreements with respect to such debt securities for 60 days after it receives notice of such failure;

•

certain defaults with respect to C3is Inc.’s or its subsidiaries’ debt in any aggregate principal amount in excess of $50,000,000 consisting of the failure to make any payment at maturity or that results in acceleration of the maturity of such debt; and

•	certain events of bankruptcy, insolvency or reorganization.

If an Event of Default with respect to any debt securities of any series outstanding under either of the Indentures shall occur and be continuing, the trustee under such Indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable Indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an Event of Default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived.

Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable.

Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof. Any past default under either Indenture with respect to debt securities of any series, and any Event of Default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such Indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.

The trustee is required, within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of debt securities of such series notice of such default; provided, however, that, except in the case of a default in the payment of the principal of (and premium, if any) or interest, or in the payment of any sinking fund installment, on any debt securities of such series, the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of debt securities of such series.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the Indentures at the request of the holders of debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either Indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to debt securities of such series.

No holder of a debt security of any series may institute any action against C3is Inc. under either of the Indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (i) the holder has given to the trustee written notice of an Event of Default and of the continuance thereof with respect to debt securities of such series specifying an Event of Default, as required under the applicable Indenture, (ii) the holders of at least 25% in aggregate principal amount of debt securities of that series then outstanding under such Indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request and (iii) the trustee shall not have instituted such action within 60 days of such request.

The terms of the Indentures require that C3is Inc. furnish annually to the trustee statements as to its compliance with all conditions and covenants under each Indenture.

Discharge, Defeasance and Covenant Defeasance

If indicated in the applicable prospectus supplement, C3is Inc. may discharge or defease its obligations under each Indenture as set forth below.

C3is Inc. may discharge certain obligations to holders of any series of debt securities issued under either the Senior Indenture or the Subordinated Indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. Government Obligations (as defined in either Indenture), as trust funds in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of (and premium, if any) and interest on such debt securities.

If indicated in the applicable prospectus supplement, C3is Inc. may elect either (i) to defease and be discharged from any and all obligations with respect to debt securities of or within any series (except as otherwise provided in the relevant Indenture) (“defeasance”) or (ii) to be released from its obligations with respect to certain covenants applicable to debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant Indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, C3is Inc. must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant Indenture. In addition, in the case of either defeasance or covenant defeasance, C3is Inc. shall have delivered to the trustee (i) an officers’ certificate to the effect that the relevant debt securities exchange(s) have informed it that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (ii) an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with. C3is Inc. may exercise its defeasance option with respect to such debt securities notwithstanding its prior exercise of its covenant defeasance option.

Modification and Waiver

Under the Indentures, C3is Inc. and the applicable trustee may supplement the Indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. C3is Inc. and the applicable trustee may also modify the Indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the Indenture. However, the Indentures require the consent of each holder of debt securities that would be affected by any modification which would:

•

extend the fixed maturity of any debt securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

•	reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity thereof;

•	change the currency in which any debt security or any premium or interest is payable;

•	impair the right to institute suit for any payment on or with respect to any debt security;

•

reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the Indentures or for waiver of compliance with certain provisions of the Indentures or for waiver of certain defaults;

•	reduce the requirements contained in the Indentures for quorum or voting; or

•	modify any of the above provisions.

If subordinated debt securities are held by a trust or a trustee of a trust, a supplemental indenture that affects the interests or rights of the holders of debt securities will not be effective until the holders of not less than a majority in liquidation preference of the preferred securities and common securities of the applicable trust, collectively, have consented to the supplemental indenture; provided, further, that if the consent of the holder of each outstanding debt security is required, the supplemental indenture will not be effective until each holder of the preferred securities and the common securities of the applicable trust has consented to the supplemental indenture.

The Indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the Indentures which is affected by the modification or amendment to waive C3is Inc.’s compliance with certain covenants contained in the Indentures.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as C3is Inc. may designate for such purpose from time to time.

Notwithstanding the foregoing, at C3is Inc.’s option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by C3is Inc. and located in the Borough of Manhattan, The City of New York will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by C3is Inc. for debt securities of a particular series will be named in the applicable prospectus supplement. C3is Inc. may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that C3is Inc. will be required to maintain a paying agent in each place of payment for debt securities of a particular series.

All moneys paid by C3is Inc. to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to C3is Inc. upon request, and the holder of such debt security thereafter may look only to C3is Inc. for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company (“DTC”). In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

•	DTC notifies C3is Inc. that it is unwilling or unable to continue serving as the depositary for the relevant global securities; or

•	DTC ceases to maintain certain qualifications under the Exchange Act and no successor depositary has been appointed for 90 days; or

•	C3is Inc. determines, in its sole discretion, that the global security shall be exchangeable.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by C3is Inc. under the Indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

The Senior Indenture, the Subordinated Indenture and debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our common stock, preferred stock, debt securities and/or units or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. A series of warrants may be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of any applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, in which the price of such warrants will be payable;

•	the Company’s common stock, preferred stock, debt securities and/or units or any combination thereof, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies, in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the amount of warrants outstanding;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material United States Federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant certificate or warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant certificate or warrant agreement if we offer warrants, see the section entitled “Where You Can Find Additional Information” in this prospectus. We urge you to read the applicable warrant certificate, the applicable warrant agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of any of our debt or equity securities issued by us.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the security otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, and any acceleration, cancellation or termination provisions, provisions relating to U.S. federal income tax considerations, if any, or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or pre-funded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under an indenture.

The description in the applicable prospectus supplement of any purchase contracts we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract, which will be filed with the SEC if we offer purchase contracts. For more information on how you can obtain copies of any purchase contract if we offer purchase contracts, see the section entitled “Where You Can Find Additional Information” in this prospectus. We urge you to read the applicable purchase contract and any applicable prospectus supplement in their entirety.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our equity securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the stockholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.

The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

•	the exercise price for the rights;

•	the number of rights issued to each stockholder;

•	the extent to which the rights are transferable;

•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;

•	the date on which the right to exercise the rights will commence and the date on which the right will expire;

•	the amount of rights outstanding;

•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and

•	the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.

The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the SEC if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see “Where You Can Find Additional Information” of this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

We may issue units consisting of common stock, preferred stock, warrants, rights, debt securities and depositary shares, or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

The applicable prospectus supplement relating to any series of units will describe the terms of the units, including, where applicable, the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement; and

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit certificate or unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of any unit certificate or unit agreement if we offer units, see the section entitled “Where You Can Find Additional Information” in this prospectus. We urge you to read the applicable unit certificate, the applicable unit agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF DEPOSITARY SHARES

We may issue fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represent a fraction of a share of a particular series of preferred stock. A related prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that is selected by us, which we refer to as the “bank depositary.” Each owner of a depository share will be entitled to all the right, preferences and privileges of the preferred stock represented by the depositary share. The depositary share will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

The forms of the depositary agreement and the depository receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and any prospectus supplement relating to any particular depositary shares will describe, among other things, the following:

•	the material terms of the depositary shares and of the underlying preferred stock;

•	the identity of the bank depositary and the material terms of the depositary agreement;

•	any limitation on the depositary’s liability;

•	all fees and charges that a holder of depositary shares will have to pay, either directly or indirectly;

•	any procedure for voting the deposited securities;

•	any procedure for collecting and distributing dividends;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the depositary shares; and

•	any applicable material United States federal income tax considerations.

You should read the particular terms of any depositary shares and any depositary receipts that we offer and any deposit agreement relating to a particular series of preferred stock which will be described in more detail in a prospectus supplement. A copy of the form of deposit agreement, including the form of depositary receipt, will be filed with the SEC at the time of the offering and incorporated by reference into the registration statement of which this prospectus forms a part. You can obtain copies of these documents when they are filed by following the directions outlined in “Where You Can Find Additional Information.”

CONVERTIBLE OR EXCHANGEABLE SECURITIES

We may issue securities of the types described in this prospectus that are convertible or exchangeable into other securities described herein. The terms of such convertible or exchangeable securities will be set forth in a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock summarizes the material terms and provisions of our capital stock. For the complete terms of our capital stock, please refer to our amended and restated articles of incorporation and our amended and restated by-laws, which have been filed as an exhibit hereto. The Marshall Islands Business Corporations Act (the “BCA”), may also affect the terms of these securities.

Authorized Capitalization

Under our amended and restated articles of incorporation, our authorized capital stock consists of 2,000,000,000 shares of common stock, par value $0.01 per share, and 200,000,000 shares of preferred stock, par value $0.01 per share. All of our shares of stock are in registered form. As of February 19, 2025, we had 4,239,004 shares of common stock outstanding. As of February 19, 2025, we also had outstanding Class A Warrants to purchase up to 19,060 shares of common stock at an exercise price of $262.50 per share, outstanding Class B-1 Warrants to purchase up to 122,628 shares of common stock at an exercise price of $1.3007 per share, subject to adjustment, or pursuant to alternative cashless exercise for no consideration, outstanding Class B-2 Warrants to purchase up to 7,238,127 shares of common stock at an exercise price of $1.3007 per share, subject to adjustment, outstanding Class C-1 Warrants to purchase up to 29,553 shares of common stock at an exercise price of $1.3007 per share, subject to adjustment, or pursuant to alternative cashless exercise for no consideration, and outstanding Class C-2 Warrants to purchase up to 7,602,308 shares of common stock at an exercise price of $1.3007 per share, subject to adjustment, and 600,000 Series A Convertible Preferred Shares, with an aggregate liquidation preference of $15,000,000 and a conversion price of $1.3007, issued and outstanding.

All share amounts reflect the 1-for-100 reverse stock split of our common stock effected by us at 11:59 p.m., Eastern Time, on April 11, 2024 and the 1-for-2.5 reverse stock split of our common stock effected by us at 11:59 p.m., Eastern Time, on December 31, 2024.

Common Stock

Under our amended and restated articles of incorporation, we are authorized to issue up to 2,000,000,000 shares of common stock, par value $0.01 per share, of which 4,239,004 were issued and outstanding as of February 19, 2025. As of February 19, 2025, we also had outstanding warrants as described below under “—Warrants” and Series A Convertible Preferred Shares as described below under “—Series A Convertible Preferred Shares” below

Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the shareholders. Holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefore, if declared by the Board of Directors; (ii) are entitled to share ratably in all of our assets available for distribution upon liquidation, dissolution or winding up; and (iii) do not have preemptive, subscription or conversion rights or redemption or sinking fund provisions. All issued Common Shares when issued will be fully paid for and non-assessable.

Prior to the time of the Spin-Off, our stockholders approved an amendment of the Company’s amended and restated articles of incorporation to effect one or more reverse stock splits of the shares of our common stock issued and outstanding at the time of the reverse split at an exchange ratio of between one-for-two and one-for-five hundred, with the Board of Directors to determine, in its sole discretion, whether to implement any reverse stock split, as well as the specific timing and ratio, within such approved range of ratios; provided that any such split is implemented prior to the third anniversary of the Spin-Off.

Preferred Stock

Under our amended and restated articles of incorporation, we are authorized to issue up to 200,000,000 shares of preferred stock, par value $0.01 per share, of which 600,000 shares are designated as Series A

Convertible Preferred Shares all of which were issued and outstanding on February 19, 2025. The preferred stock may be issued in one or more series and our Board of Directors, without further approval from our shareholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series. Issuances of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the relative voting power of the holders of our Common Shares. See “—Series A Convertible Preferred Shares” below.

Distribution Agent, Transfer Agent and Registrar

Equiniti Trust Company, LLC serves as transfer agent and registrar for our common stock and warrant agent for the Class A Warrants.

Listing

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “CISS.”

Warrants

General. As of February 19, 2025, we had outstanding Class A Warrants to purchase up to 19,060 shares of common stock at an exercise price of $262.50 per share, outstanding Class B-1 Warrants to purchase up to 122,628 shares of common stock at an exercise price of $1.3007 per share, subject to adjustment, or pursuant to alternative cashless exercise for no consideration, outstanding Class B-2 Warrants to purchase up to 7,238,127 shares of common stock at an exercise price of $1.3007 per share, subject to adjustment, outstanding Class C-1 Warrants to purchase up to 29,553 shares of common stock at an exercise price of $1.3007 per share, subject to adjustment, or pursuant to alternative cashless exercise for no consideration, and outstanding Class C-2 Warrants to purchase up to 7,602,308 shares of common stock at an exercise price of $1.3007 per share, subject to adjustment.

Class A Warrants

The following summary of certain terms and provisions of the Class A Warrants is not complete and is subject to, and qualified in its entirety by the provisions of the form of Class A Warrants, which is filed as an exhibit to our Report on 6-K filed with the SEC on July 5, 2023.

Exercisability. The Class A Warrants are exercisable at any time after their original issuance, of July 5, 2023, up to the date that is five years after their original issuance (July 5, 2028). The Class A Warrants are exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the common stock underlying the Class A Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the common stock underlying the Class A Warrants under the Securities Act is not effective or available, the holder may, in its sole discretion, elect to exercise the Class A Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Class A Warrant. No fractional shares of common stock will be issued in connection with the exercise of a Class A Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Limitation. A holder will not have the right to exercise any portion of the Class A Warrants that would result in the holder beneficially owning in excess of 4.99% (or, upon election by a holder prior to the issuance of any Class A warrants, 9.99%) of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, upon at least 61 days’ prior notice from the holder to us with respect to any increase in such percentage.

Exercise Price. The exercise price per whole share of common stock purchasable upon exercise of the Class A Warrants is $262.50 per share. The exercise price and number of shares of common stock issuable upon exercise will adjust in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock.

Transferability. Subject to applicable laws, the Class A Warrants, may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We do not intend to apply for the listing of the Class A Warrants. Without an active trading market, the liquidity of the Class A Warrants will be limited.

Rights as a Stockholder. Except as otherwise provided in the Class A Warrants, or by virtue of such holder’s ownership of our common stock, the holder of a Class A Warrant, does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Class A Warrants, and generally including, with certain exceptions, any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Class A Warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction. Additionally, as more fully described in the Class A Warrant, in the event of certain fundamental transactions, the holders of the Class A Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the Class A Warrants on the date of consummation of such transaction.

Governing Law. The Class A Warrants and related warrant agency agreement are governed by New York.

Class B-1 Warrants

The following summary of certain terms and provisions of the Class B-1 Warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to the form of the Class B-1 Warrant, which is filed as an exhibit to our Report on 6-K filed with the SEC on January 23, 2024.

Exercisability. Each Class B-1 Warrant entitles its holder to purchase one Common Share at an exercise price of $1.3007 per share, subject to adjustment. Each Class B-1 Warrant is immediately exercisable upon issuance and will expire on the fifth anniversary of the issuance date of January 23, 2024. Each Class B-1 Warrant is exercisable, at the option of the holder, in whole or in part upon delivery to the Company of a duly executed notice of exercise and payment in full of the aggregate exercise price for the number of Common Shares to be purchased, provided, however, that if at the time of exercise, there is no effective registration statement, or the prospectus contained therein is not available, for the issuance of Common Shares underlying the Class B-1 Warrants, a holder may, in its sole discretion, elect to exercise the Class B-1 Warrant through a cashless exercise, in which case such holder will receive a number of Common Shares determined according to the formula set forth in the form of the Class B-1 Warrant. If the holder of any Class B-1 Warrant would be entitled, upon the exercise of such warrant, including by reason of any adjustment as described below, to receive a fractional interest in a Common Share, we will, upon such exercise, round up to the nearest whole number the number of Common Shares to be issued to such holder. Subject to applicable laws, the Class B-1 Warrants may be offered for sale, sold, transferred or assigned without our consent. We do not intend to apply to list the Class B-1 Warrants on any securities exchange or nationally recognized trading system.

A holder may also effect an “alternative cashless exercise” at any time while the Class B-1 Warrant is outstanding. In such event, the aggregate number of shares issuable in such alternative cashless exercise will be equal to the number of Class B-1 Warrants being exercised.

Exercise Limitation. A holder will not have the right to exercise any portion of Class B-1 Warrants if such holder (together with its affiliates and any other persons acting as a group together with such holder or any of its affiliates) would beneficially own in excess of 4.99% of the number of Common Shares outstanding immediately after giving effect to such exercise, with such percentage to be determined in accordance with the terms set forth in form of the Class B-1 Warrant; provided, however, that a holder may increase such threshold percentage to any other percentage not in excess of 9.99%, upon at least 61 days’ prior notice from the holder to us with respect to any increase in such percentage.

Exercise Price. The exercise price of the Class B-1 Warrants will be adjusted in certain circumstances, including in the event of a stock dividend, stock split, stock combination, or certain reclassifications, as described in the form of the Class B-1 Warrant. If at any time on or after the date of issuance there occurs any share split, share dividend, share combination recapitalization or other similar transaction involving our Common Shares and the lowest daily volume weighted average price during the period commencing five consecutive trading days immediately preceding and the five consecutive trading days immediately following such event is less than the exercise price then in effect, then the exercise price shall be reduced to the lowest daily volume weighted average price during such period and the number of Common Shares issuable upon exercise will be proportionately adjusted such that the aggregate price at the original issuance date of the warrant will remain unchanged.

Subject to certain exemptions outlined in the Class B-1 Warrant, if we sell, enter into an agreement to sell, or grant any option to purchase, or sell, enter into an agreement to sell, or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Shares or convertible security, at an effective price per share less than the exercise price of the Class B-1 Warrant then in effect, the exercise price will be reduced to such price, provided that, the exercise price will not be less than $0.10.

Rights as a Warrant Holder. In certain circumstances involving the reorganization of the Company, including a merger or consolidation, certain tender or exchange offers, a dissolution of the Company following the sale of substantially all of its assets and certain reclassifications, reorganizations or recapitalizations involving the Common Shares, holders of the Class B-1 Warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such transaction, as described in the form of the Class B-1 Warrant. Additionally, as more fully described in the Class B-1 Warrants, in the event of certain fundamental transactions, the holders of the Class B-1 Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the Class B-1 Warrants on the date of consummation of such transaction.

Except as otherwise provided in the terms of the Class B-1 Warrants, a Class B-1 Warrant does not entitle its holder to any of the rights or privileges of a holder of our Common Shares, including, without limitation, the right to vote or the right to receive notice as shareholders in respect of the meetings of shareholders.

Governing Law. The Class B-1 Warrants shall be governed by and construed in accordance with the laws of the State of New York, and the state and federal courts sitting in the City of New York shall be the sole and exclusive forum for any action asserting a claim arising out of transactions involving the Class B-1 Warrants.

Class B-2 Warrants

The following summary of certain terms and provisions of the Class B-2 Warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to the form of the Class B-2 Warrant, which is filed as an exhibit to our Report on 6-K filed with the SEC on January 23, 2024.

Exercisability. Each Class B-2 Warrant entitles its holder to purchase one Common Share at an exercise price of $1.3007 per share, subject to adjustment. Each Class B-2 Warrant is immediately exercisable upon issuance and will expire on the fifth anniversary of the issuance date of January 23, 2024. Each Class B-2 Warrant is exercisable, at the option of the holder, in whole or in part upon delivery to the Company of a duly executed notice of exercise and payment in full of the aggregate exercise price for the number of Common Shares to be purchased. If the holder of any Class B-2 Warrant would be entitled, upon the exercise of such warrant, including by reason of any adjustment as described below, to receive a fractional interest in a Common Share, we will, upon such exercise, round up to the nearest whole number the number of Common Shares to be issued to such holder. Subject to applicable laws, the Class B-2 Warrants may be offered for sale, sold, transferred or assigned without our consent. We do not intend to apply to list the Class B-2 Warrants on any securities exchange or nationally recognized trading system.

Exercise Limitation. A holder will not have the right to exercise any portion of Class B-2 Warrants if such holder (together with its affiliates and any other persons acting as a group together with such holder or any of its affiliates) would beneficially own in excess of 4.99% of the number of Common Shares outstanding immediately after giving effect to such exercise, with such percentage to be determined in accordance with the terms set forth in form of the Class B-2 Warrant; provided, however, that a holder may increase such threshold percentage to any other percentage not in excess of 9.99%, upon at least 61 days’ prior notice from the holder to us with respect to any increase in such percentage.

Exercise Price. The exercise price of the Class B-2 Warrants will be adjusted in certain circumstances, including in the event of a stock dividend, stock split, stock combination, or certain reclassifications, as described in the form of the Class B-2 Warrant. If at any time on or after the date of issuance there occurs any share split, share dividend, share combination recapitalization or other similar transaction involving our Common Shares and the lowest daily volume weighted average price during the period commencing five consecutive trading days immediately preceding and the five consecutive trading days immediately following such event is less than the exercise price then in effect, then the exercise price shall be reduced to the lowest daily volume weighted average price during such five day period and the number of Common Shares issuable upon exercise will be proportionately adjusted such that the aggregate exercise price at the original issuance date of the warrant will remain unchanged.

Subject to certain exemptions outlined in the Class B-2 Warrant, if we sell, enter into an agreement to sell, or grant any option to purchase, or sell, enter into an agreement to sell, or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Shares or convertible security, at an effective price per share less than the exercise price of the Class B-2 Warrant then in effect, the exercise price will be reduced to such price, provide that, the exercise price will not be less than $0.10, and the number of Common Shares issuable upon exercise will be proportionately adjusted such that the aggregate exercise price will remain unchanged.

Rights as a Warrant Holder. In certain circumstances involving the reorganization of the Company, including a merger or consolidation, certain tender or exchange offers, a dissolution of the Company following the sale of substantially all of its assets and certain reclassifications, reorganizations or recapitalizations involving the Common Shares, holders of the Class B-2 Warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such transaction, as described in the form of the Class B-2 Warrant.

Additionally, as more fully described in the Class B-2 Warrants, in the event of certain fundamental transactions, the holders of the Class B-2 Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the Class B-2 Warrants on the date of consummation of such transaction.

Except as otherwise provided in the terms of the Class B-2 Warrants, a Class B-2 Warrant does not entitle its holder to any of the rights or privileges of a holder of our Common Shares, including, without limitation, the right to vote, or the right to receive notice as shareholders in respect of the meetings of shareholders.

Governing Law. The Class B-2 Warrants shall be governed by and construed in accordance with the laws of the State of New York, and the state and federal courts sitting in the City of New York shall be the sole and exclusive forum for any action asserting a claim arising out of transactions involving the Class B-2 Warrants.

Class C-1 Warrants

The following summary of certain terms and provisions of the Class C-1 Warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to the form of the Class C-1 Warrant, which is filed as an exhibit to our Report on 6-K filed with the SEC on March 19, 2024.

Exercisability. Each Class C-1 Warrant entitles its holder to purchase one Common Share at an exercise price of $1.3007 per share, subject to adjustment. Each Class C-1 Warrant is immediately exercisable upon issuance and will expire on the fifth anniversary of the issuance date of March 19, 2024. Each Class C-1 Warrant is exercisable, at the option of the holder, in whole or in part upon delivery to the Company of a duly executed notice of exercise and payment in full of the aggregate exercise price for the number of Common Shares to be purchased, provided, however, that if at the time of exercise, there is no effective registration statement, or the prospectus contained therein is not available, for the issuance of Common Shares underlying the Class C-1 Warrants, a holder may, in its sole discretion, elect to exercise the Class C-1 Warrant through a cashless exercise, in which case such holder will receive a number of Common Shares determined according to the formula set forth in the form of the Class C-1 Warrant. If the holder of any Class C-1 Warrant would be entitled, upon the exercise of such warrant, including by reason of any adjustment as described below, to receive a fractional interest in a Common Share, we will, upon such exercise, round up to the nearest whole number the number of Common Shares to be issued to such holder. Subject to applicable laws, the Class C-1 Warrants may be offered for sale, sold, transferred or assigned without our consent. We do not intend to apply to list the Class C-1 Warrants on any securities exchange or nationally recognized trading system.

A holder may also effect an “alternative cashless exercise” at any time while the Class C-1 Warrant is outstanding. In such event, the aggregate number of shares issuable in such alternative cashless exercise will be equal to the number of Class C-1 Warrants being exercised.

Exercise Limitation. A holder will not have the right to exercise any portion of Class C-1 Warrants if such holder (together with its affiliates and any other persons acting as a group together with such holder or any of its affiliates) would beneficially own in excess of 4.99% of the number of Common Shares outstanding immediately after giving effect to such exercise, with such percentage to be determined in accordance with the terms set forth in form of the Class C-1 Warrant; provided, however, that a holder may increase such threshold percentage to any other percentage not in excess of 9.99%, upon at least 61 days’ prior notice from the holder to us with respect to any increase in such percentage.

Exercise Price. The exercise price of the Class C-1 Warrants will be adjusted in certain circumstances, including in the event of a stock dividend, stock split, stock combination, or certain reclassifications, as described in the form of the Class C-1 Warrant. If at any time on or after the date of issuance there occurs any share split, share dividend, share combination recapitalization or other similar transaction involving our Common Shares and the lowest daily volume weighted average price during the period commencing five consecutive trading days immediately preceding and the five consecutive trading days immediately following such event is less than the exercise price then in effect, then the exercise price shall be reduced to the lowest daily volume weighted average price during such period and the number of Common Shares issuable upon exercise will be proportionately adjusted such that the aggregate price at the original issuance date of the warrant will remain unchanged.

Subject to certain exemptions outlined in the Class C-1 Warrant, if we sell, enter into an agreement to sell, or grant any option to purchase, or sell, enter into an agreement to sell, or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Shares or convertible security, at an effective price per share less than the exercise price of the Class C-1 Warrant then in effect, the exercise price will be reduced to such price, provided that, the exercise price will not be less than the greater of (1) twenty percent (20%) of the Nasdaq Minimum Price, as defined in Nasdaq Listing Rule 5635(d)(1)(A), on the original issuance date of the Class C-1 Warrants of March 19, 2024, which equals to $0.60, or (2) $0.10.

Rights as a Warrant Holder. In certain circumstances involving the reorganization of the Company, including a merger or consolidation, certain tender or exchange offers, a dissolution of the Company following the sale of substantially all of its assets and certain reclassifications, reorganizations or recapitalizations involving the Common Shares, holders of the Class C-1 Warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such transaction, as described in the form of the Class C-1 Warrant. Additionally, as more fully described in the Class C-1 Warrants, in the event of certain fundamental transactions, the holders of the Class C-1 Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the Class C-1 Warrants on the date of consummation of such transaction.

Except as otherwise provided in the terms of the Class C-1 Warrants, a Class C-1 Warrant does not entitle its holder to any of the rights or privileges of a holder of our Common Shares, including, without limitation, the right to vote or the right to receive notice as shareholders in respect of the meetings of shareholders.

Governing Law. The Class C-1 Warrants shall be governed by and construed in accordance with the laws of the State of New York, and the state and federal courts sitting in the City of New York shall be the sole and exclusive forum for any action asserting a claim arising out of transactions involving the Class C-1 Warrants.

Class C-2 Warrants

The following summary of certain terms and provisions of the Class C-2 Warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to the form of the Class C-2 Warrant, which is filed as an exhibit to our Report on 6-K filed with the SEC on March 19, 2024.

Exercisability. Each Class C-2 Warrant entitles its holder to purchase one Common Share at an exercise price of $1.3007 per share, subject to adjustment. Each Class C-2 Warrant is immediately exercisable upon issuance and will expire on the fifth anniversary of the issuance date of March 19, 2024. Each Class C-2 Warrant is exercisable, at the option of the holder, in whole or in part upon delivery to the Company of a duly executed notice of exercise and payment in full of the aggregate exercise price for the number of Common Shares to be purchased. If the holder of any Class C-2 Warrant would be entitled, upon the exercise of such warrant, including by reason of any adjustment as described below, to receive a fractional interest in a Common Share, we will, upon such exercise, round up to the nearest whole number the number of Common Shares to be issued to such holder. Subject to applicable laws, the Class C-2 Warrants may be offered for sale, sold, transferred or assigned without our consent. We do not intend to apply to list the Class C-2 Warrants on any securities exchange or nationally recognized trading system.

Exercise Limitation. A holder will not have the right to exercise any portion of Class C-2 Warrants if such holder (together with its affiliates and any other persons acting as a group together with such holder or any of its affiliates) would beneficially own in excess of 4.99% of the number of Common Shares outstanding immediately after giving effect to such exercise, with such percentage to be determined in accordance with the terms set forth in form of the Class C-2 Warrant; provided, however, that a holder may increase such threshold percentage to any other percentage not in excess of 9.99%, upon at least 61 days’ prior notice from the holder to us with respect to any increase in such percentage.

Exercise Price. The exercise price of the Class C-2 Warrants will be adjusted in certain circumstances, including in the event of a stock dividend, stock split, stock combination, or certain reclassifications, as described in the form of the Class C-2 Warrant. If at any time on or after the date of issuance there occurs any share split, share dividend, share combination recapitalization or other similar transaction involving our Common Shares and the lowest daily volume weighted average price during the period commencing five consecutive trading days immediately preceding and the five consecutive trading days immediately following such event is less than the exercise price then in effect, then the exercise price shall be reduced to the lowest daily volume weighted average price during such five day period and the number of Common Shares issuable upon exercise will be proportionately adjusted such that the aggregate exercise price at the original issuance date of the warrant will remain unchanged.

Subject to certain exemptions outlined in the Class C-2 Warrant, if we sell, enter into an agreement to sell, or grant any option to purchase, or sell, enter into an agreement to sell, or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Shares or convertible security, at an effective price per share less than the exercise price of the Class C-2 Warrant then in effect, the exercise price will be reduced to such price, provided that, the exercise price will not be less than the greater of (1) twenty percent (20%) of the Nasdaq Minimum Price, as defined in Nasdaq Listing Rule 5635(d)(1)(A), on the original issuance date of the Class C-1 Warrants of March 19, 2024, which equals to $0.60, or (2) $0.10, and the number of Common Shares issuable upon exercise will be proportionately adjusted such that the aggregate exercise price will remain unchanged.

Rights as a Warrant Holder. In certain circumstances involving the reorganization of the Company, including a merger or consolidation, certain tender or exchange offers, a dissolution of the Company following the sale of substantially all of its assets and certain reclassifications, reorganizations or recapitalizations involving the Common Shares, holders of the Class C-2 Warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such transaction, as described in the form of the Class C-2 Warrant. Additionally, as more fully described in the Class C-2 Warrants, in the event of certain fundamental transactions, the holders of the Class C-2 Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the Class C-2 Warrants on the date of consummation of such transaction.

Except as otherwise provided in the terms of the Class C-2 Warrants, a Class C-2 Warrant does not entitle its holder to any of the rights or privileges of a holder of our Common Shares, including, without limitation, the right to vote, or the right to receive notice as shareholders in respect of the meetings of shareholders.

Governing Law. The Class C-2 Warrants shall be governed by and construed in accordance with the laws of the State of New York, and the state and federal courts sitting in the City of New York shall be the sole and exclusive forum for any action asserting a claim arising out of transactions involving the Class C-2 Warrants.

Series A Convertible Preferred Shares

The following summary of certain terms and provisions of the Series A Convertible Preferred Shares does not purport to be complete and is subject to, and is qualified in its entirety by reference to the Statement of Designation of Series A Convertible Preferred Stock, which is filed as an exhibit to our registration statement on Form F-1 filed with the SEC on June 26, 2023.

General. We have 600,000 Series A Convertible Preferred Shares authorized, and 600,000 Series A Convertible Preferred Shares issued and outstanding, all of which are held by Imperial Petroleum. The Series A

Convertible Preferred Shares entitle the holder thereof to receive cumulative cash dividends when, as and if declared by our board of directors out of legally available funds for such purpose. The Series A Convertible Preferred Shares are fully paid and nonassessable. Each share of Series A Convertible Preferred Shares has a fixed liquidation preference of $25.00 per share plus an amount equal to accumulated and unpaid dividends thereon to the date fixed for payment, whether or not declared.

The Series A Convertible Preferred Shares represent perpetual equity interests in us and, unlike our indebtedness, do not give rise to a claim for payment of a principal amount at a particular date. As such, the Series A Convertible Preferred Shares rank junior to all of our indebtedness and other liabilities with respect to assets available to satisfy claims against us. We have no obligation to redeem or repurchase any Series A Convertible Preferred Shares at any time.

Liquidation Preference. The holders of issued and outstanding Series A Convertible Preferred Shares are entitled, upon the occurrence of a Liquidation Event (as defined below), to receive the liquidation preference of $25.00 per share in cash plus an amount equal to accumulated and unpaid dividends thereon to (but not including) the date fixed for payment of such amount (whether or not declared), and no more, before any distribution will be made to the holders of our Common Shares or any other Junior Securities. In the event that our assets available for distribution to holders of the issued and outstanding Series A Convertible Preferred Shares and any Parity Securities (as defined below) are insufficient to permit payment of all required amounts, our assets then remaining will be distributed among the Series A Convertible Preferred Shares and any Parity Securities, as applicable, ratably on the basis of their relative aggregate liquidation preferences. After payment of all required amounts to the holders of the outstanding shares of Series A Convertible Preferred Shares and Parity Securities, our remaining assets and funds will be distributed among the holders of the Common Shares and any other Junior Securities (as defined below) then issued and outstanding according to their respective rights. “Liquidation Event” for purposes of the Series A Convertible Preferred Shares is any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary. Neither the sale of all or substantially all of the property or business of the Company nor the consolidation or merger of the Company with or into any other Person, individually or in a series of transactions, shall be deemed a Liquidation Event.

Dividends. Cumulative dividends on our Series A Convertible Preferred Shares are payable in cash or, at our election, in our Common Shares, valued at the volume-weighted average price of the common stock for the 10 trading days prior to the dividend payment date, quarterly on each January 15, April 15, July 15 and October 15, commencing October 15, 2023, or, if any such dividend payment date otherwise would fall on a date that is not a business day, the immediately succeeding business day. The dividend rate for our Series A Convertible Preferred Shares is 5.0% per annum per $25.00 of liquidation preference per share (equal to $1.25 per annum per share) and is not subject to adjustment.

No dividend may be declared or paid or set apart for payment on any Junior Securities (as defined below) (other than dividend payable solely in shares of Junior Securities) unless full cumulative dividends have been or contemporaneously are being paid or provided for on all issued and outstanding Series A Convertible Preferred Shares and any Parity Securities (as defined below) through the most recent respective dividend payment dates.

Conversion. Our Series A Convertible Preferred Shares are convertible into our Common Shares at the holder’s option at any time and from time to time, commencing 90 days after the original issue date of the Series A Convertible Preferred Shares, at a conversion price equal to 150% of the volume weighted average price per Common Share over the five consecutive trading day period commencing on the trading day immediately succeeding the original issuance date of the Series A Convertible Preferred Shares (adjusted for any stock splits, reverse stock splits or stock dividends). The conversion price is adjusted to the lowest price of issuance of common stock by the Company in any registered offering of common stock after the original issuance of Series A Convertible Preferred Stock on June 21, 2023, including any subsequent adjustments of the price for such shares, and, accordingly, has been adjusted to $1.3007, accounting for the adjustment of the exercise price of the Class B-1, B-2, C-1 and C-2 Warrants previously issued in registered offerings based on the daily VWAP for the

Common Shares during an adjustment period relating to the reverse split effected on December 31, 2024 at 11:59 p.m., Eastern time. The conversion price will be further adjusted to the lowest price of issuance of common stock by the Company in any registered offering of common stock after the original issuance of Series A Convertible Preferred Shares, including any subsequent adjustments of the price for such shares.

Voting. The Series A Convertible Preferred Shares entitle Imperial Petroleum to a number of votes equal to the number of our Common Shares into which the shares are then convertible multiplied by 30 provided however, that voting rights may not be exercised pursuant to Series A Convertible Preferred Shares that would result in the aggregate voting power of any beneficial owner of such shares and its affiliates (whether pursuant to ownership of Series A Convertible Preferred Shares, Common Shares or otherwise) exceeding 49.99% of the total number of votes eligible to be cast on any matter submitted to a vote of shareholders.

Unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series A Convertible Preferred Shares, voting as a single class, we may not (i) adopt any amendment to our articles of incorporation or Statement of Designations that adversely affects the Series A Convertible Preferred Shares, (ii) issue any Parity Securities if the cumulative dividends payable on outstanding Series A Convertible Preferred Shares are in arrears, (iii) create or issue any Senior Securities, (iv) effect, or enter into any agreement to effect, a change of control or sale of all or substantially all of the Company’s consolidated assets or (v) modify or change the nature of the Company’s or any subsidiary’s business.

Ranking. The Series A Convertible Preferred Shares, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of our affairs, rank:

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senior to all classes of our Common Shares, and to each other class or series of shares established after the initial issue date of the Series A Convertible Preferred Shares by our board of directors, the terms of which class or series expressly provide that it is made junior to the Series A Convertible Preferred Shares as to dividend distributions and distributions upon the liquidation, dissolution or winding-up of our affairs, whether voluntary or involuntary (collectively, the “Junior Securities”);

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on a parity with any class or series of shares established after the initial issue date of the Series A Convertible Preferred Shares by our board of directors, the terms of which class or series are not expressly subordinated or senior to the Series A Convertible Preferred Shares as to dividend distributions and distributions upon the liquidation, dissolution or winding-up of our affairs, whether voluntary or involuntary (collectively, the “Parity Securities”); and

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junior to (i) all of our indebtedness and other liabilities with respect to assets available to satisfy claims against us, and (ii) each class or series of capital stock expressly made senior to the Series A Convertible Preferred Shares as to the payment of dividends and amounts payable upon liquidation, dissolution or winding up, whether voluntary or involuntary (such shares described in this clause (ii), the “Senior Securities”).

Under the Statement of Designations, we may issue Junior Securities and Parity Securities from time to time in one or more series without the consent of the holders of the Series A Convertible Preferred Shares. Our board of directors has the authority to determine the preferences, powers, qualifications, limitations, restrictions and special or relative rights or privileges, if any, of any such series before the issuance of any shares of that series. Our board of directors will also determine the number of shares constituting each series of securities. Our ability to issue additional Senior Securities is limited as described above.

Transferability; Other. The Series A Convertible Preferred Shares are not transferable, and we do not intend to list the Series A Convertible Preferred Shares on any securities exchange or other trading market.

FORM, EXCHANGE AND TRANSFER

We will issue securities only in registered form; no securities will be issued in bearer form. We will issue each security other than common stock in book-entry form only, unless otherwise specified in the applicable prospectus supplement. We will issue common stock in both certificated and book-entry form, unless otherwise specified in the applicable prospectus supplement. Securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the securities represented by the global security. Those who own beneficial interests in a global security will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. Only the depositary will be entitled to transfer or exchange a security in global form, since it will be the sole holder of the security. These book-entry securities are described below under “Book-Entry Procedures and Settlement.”

If any securities are issued in non-global form or cease to be book-entry securities (in the circumstances described in the next section), the following will apply to them:

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The securities will be issued in fully registered form in denominations stated in the prospectus supplement. You may exchange securities for securities of the same series in smaller denominations or combined into fewer securities of the same series of larger denominations, as long as the total amount is not changed.

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You may exchange, transfer, present for payment or exercise securities at the office of the relevant indenture trustee or agent indicated in the prospectus supplement. You may also replace lost, stolen, destroyed or mutilated securities at that office. We may appoint another entity to perform these functions or we may perform them ourselves.

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You will not be required to pay a service charge to transfer or exchange your securities, but you may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with your proof of legal ownership. The transfer agent may also require an indemnity before replacing any securities.

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If we have the right to redeem, accelerate or settle any securities before their maturity or expiration, and we exercise that right as to less than all those securities, we may block the transfer or exchange of those securities during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any security selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any security being partially settled.

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If fewer than all of the securities represented by a certificate that are payable or exercisable in part are presented for payment or exercise, a new certificate will be issued for the remaining amount of securities.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

Most offered securities will be book-entry (global) securities. Upon issuance, all book-entry securities will be represented by one or more fully registered global securities, without coupons. Each global security will be deposited with, or on behalf of, DTC, and will be registered in the name of Cede & Co. or another nominee of DTC. DTC, Cede & Co., or such nominee, will thus be the only registered holder of these securities. Except as set forth below, the registered global securities may be transferred, in whole but not in part, only to Cede & Co., another nominee of DTC or to a successor of DTC or its nominee.

Purchasers of securities may only hold interests in the global securities through DTC if they are participants in the DTC system. Individual certificates in respect of the securities will not be issued in exchange for the registered global securities, except in very limited circumstances. Purchasers may also hold interests through a securities intermediary—banks, brokerage houses and other institutions that maintain securities accounts for customers—that has an account with DTC or its nominee. DTC will maintain accounts showing the security holdings of its participants, and these participants will in turn maintain accounts showing the security holdings of their customers. Some of these customers may themselves be securities intermediaries holding securities for their customers. Thus, each beneficial owner of a book-entry security will hold that security indirectly through a hierarchy of intermediaries, with DTC at the top and the beneficial owner’s own securities intermediary at the bottom.

The securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner’s securities intermediary. The actual purchaser of the securities will generally not be entitled to have the securities represented by the global securities registered in its name and will not be considered the owner under the declaration. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder’s ownership of securities. The book-entry system for holding securities eliminates the need for physical movement of certificates and is the system through which most publicly traded common stock is held in the United States. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer book-entry securities.

Title to book-entry interests in the securities will pass by book-entry registration of the transfer within the records of DTC in accordance with its procedures.

If DTC notifies us that it is unwilling or unable to continue as a clearing system in connection with the registered global securities or ceases to be a clearing agency registered under the Exchange Act, and a successor clearing system is not appointed by us within 90 days after receiving that notice from DTC or upon becoming aware that DTC is no longer so registered, we will issue or cause to be issued individual certificates in registered form on registration of transfer of, or in exchange for, book-entry interests in the securities represented by registered global securities upon delivery of those registered global securities for cancellation. We may also permit beneficial owners of book-entry securities represented by a global security to exchange their beneficial interests for definitive (paper) securities if, in our sole discretion, we decide to allow some or all book-entry securities to be exchangeable for definitive securities in registered form.

Unless we indicate otherwise, any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate principal amount. Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions that it receives from its participants.

In this prospectus, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with DTC’s procedures.

Initial settlement for the securities offered on a global basis through DTC will be made in immediately available funds. Secondary market trading between DTC’s participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the securities among participants thereof, it is under no obligation to perform or continue to perform the foregoing procedures and these procedures may be changed or discontinued at any time.

DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code and a clearing agency registered under section 17A of the Securities Exchange Act of 1934. The rules applicable to DTC and its participants are on file with the SEC.

We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interest in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus and any accompanying prospectus supplement, if required, in any of the following ways: (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, (iv) in an “at the market offering,” within the meaning of Rule 415(a)(4) of the Securities Act or (v) through a combination of any of these methods or any other method permitted by law. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices, either:

•

on or through the facilities of The Nasdaq Capital Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

•	to or through a market maker otherwise than on The Nasdaq Capital Market or such other securities exchanges or quotation or trading services.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In the prospectus supplement relating to such offering, we will name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are used in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement, sales agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any such option, the terms of such option will be set forth in the prospectus supplement for such securities.

If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

Any underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

LEGAL MATTERS

The validity of the securities offered hereby is being passed upon for us by Reeder & Simpson P.C. Certain matters of New York law are being passed on by Goodwin Procter LLP, New York, New York.

EXPERTS

The combined financial statements of C3is Inc. Predecessor for the period from March 12, 2021 (inception date) to December 31, 2021 and for the period from January 1, 2022 to October 18, 2022, incorporated by reference in this Prospectus by reference to C3is Inc.’s annual report on Form 20-F for the year ended December 31, 2023, have been audited by Deloitte Certified Public Accountants, S.A., an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The consolidated financial statements of C3is Inc. as of December 31, 2022 and 2023 and for the period from July 25 2022 (date of incorporation) to December 31, 2022 and for the year ended December 31, 2023, incorporated by reference in this Prospectus by reference to C3is Inc.’s annual report on Form 20-F for the year ended December 31, 2023, have been audited by Deloitte Certified Public Accountants, S.A., an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The office of Deloitte Certified Public Accountants, S.A. is located at Fragoklissias 3a & Granikou Street, Maroussi, Athens 151 25, Greece.

Up to $98,000,000 of Common Shares

C3IS INC.

PROSPECTUS

Aegis Capital Corp.